Filed Pursuant to Rule 424(b)(2)
Registration No. 333-263008

PROSPECTUS SUPPLEMENT

(To prospectus dated February 25, 2022)

HONDA MOTOR CO., LTD.

(incorporated under the laws of Japan with limited liability)

U.S.$1,000,000,000 2.271% Senior Notes due 2025

U.S.$1,000,000,000 2.534% Senior Notes due 2027

U.S.$750,000,000 2.967% Senior Notes due 2032

Honda Motor Co., Ltd., or Honda, will issue an aggregate principal amount of U.S.$1,000,000,000 of senior notes due March 10, 2025, or the 2025 notes, an aggregate principal amount of U.S.$1,000,000,000 of senior notes due March 10, 2027, or the 2027 notes, and an aggregate principal amount of U.S.$750,000,000 of senior notes due March 10, 2032, or the 2032 notes and, together with the 2025 notes and the 2027 notes, the notes. The 2025 notes, the 2027 notes and the 2032 notes will bear interest commencing March 10, 2022, at an annual rate of 2.271%, 2.534% and 2.967%, respectively, payable semiannually in arrears on March 10 and September 10 of each year, beginning on September 10, 2022.

We intend to allocate an amount equal to the net proceeds from the issuance of the notes to new Eligible Green Projects, as defined in “Use of Proceeds.” See “Use of Proceeds.”

The notes of each series may be redeemed at any time prior to maturity in the circumstances described under “Description of the Notes—Optional Redemption” below and as set forth under “Description of Senior Debt Securities—Optional Tax Redemption” in the accompanying prospectus. The notes will not be subject to any sinking fund. The notes of each series will be issued only in registered form in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof.

The notes will not be listed on any securities exchange or quoted on an automated dealer quotation system.

Investing in the notes involves risks. You should carefully consider the risk factors set forth in “Item 3. Key Information—D. Risk Factors” of our most recent annual report on Form 20-F filed with the U.S. Securities and Exchange Commission, or the SEC, in the “Risk Factors” section beginning on page S-11 of this prospectus supplement and in the documents that are incorporated by reference herein before making any decision to invest in the notes.

	Per 2025 note	Per 2027 note	Per 2032 note	Total
Public offering price(1)	100.000%	100.000%	100.000%	U.S.$	2,750,000,000
Underwriting discount(2)	0.250%	0.350%	0.450%	U.S.$	9,375,000
Proceeds, before expenses(1)	99.750%	99.650%	99.550%	U.S.$	2,740,625,000

(1)	Plus accrued interest from March 10, 2022, if settlement occurs after that date.
(2)	For additional underwriting compensation information, see “Underwriting.”

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The notes of each series will be represented by one or more global certificates deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company, or DTC. Beneficial interests in these global certificates will be shown on, and transfers thereof will be effected through, records maintained by DTC and its direct and indirect participants, including Euroclear Bank SA/NV, or Euroclear, and Clearstream Banking S.A., or Clearstream. Except as described in this prospectus supplement or the accompanying prospectus, notes in definitive certificated form will not be issued in exchange for global certificates.

It is expected that the notes will be delivered in book-entry form only, through the facilities of DTC and its participants, including Euroclear and Clearstream, on or about March 10, 2022.

Joint Lead Managers and Joint Bookrunners

J.P. Morgan	BofA Securities	Citigroup	Morgan Stanley

Co-Managers

Barclays             BNP PARIBAS             Mizuho Securities             Nomura

Prospectus Supplement dated March 3, 2022

Prospectus Supplement

Prospectus

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The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan, or the FIEA, and are subject to the Act on Special Measures Concerning Taxation of Japan, or the Act on Special Measures Concerning Taxation. The notes may not be offered or sold in Japan, to any person resident in Japan, or to others for reoffering or resale directly or indirectly in Japan or to a person resident in Japan, for Japanese securities law purposes (including any corporation or other entity organized under the laws of Japan) except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and governmental guidelines of Japan. In addition, the notes are not, as part of the distribution by the underwriters under the applicable underwriting agreement at any time, to be directly or indirectly offered or sold to, or for the benefit of, any person other than a beneficial owner that is, (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with the issuer of the notes as described in Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation, or a specially-related person of the Issuer, or (ii) a Japanese financial institution, designated in Article 6, Paragraph (11) of the Act on Special Measures Concerning Taxation.

Interest payments on the notes will be subject to Japanese withholding tax unless it is established that the notes are held by or for the account of a beneficial owner that is (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of the Issuer, (ii) a Japanese financial institution designated in Article 6, Paragraph (11) of the Act on Special Measures Concerning Taxation which complies with the requirement for tax exemption under that paragraph or (iii) a Japanese public corporation, a Japanese financial institution or a Japanese financial instruments business operator described in Article 3-3, Paragraph (6) of the Act on Special Measures Concerning Taxation which complies with the requirement for tax exemption under that paragraph.

Interest payments on the notes to an individual resident of Japan, to a Japanese corporation (except as described in the preceding paragraph), or to an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of the Issuer will be subject to deduction in respect of Japanese income tax at a rate of 15.315% (15% on or after January 1, 2038) of the amount of such interest.

Representation by Investor upon Distribution

By subscribing for any notes, an investor will be deemed to have represented that it is a beneficial owner who is (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of the Issuer or (ii) a Japanese financial institution, designated in Article 6, Paragraph (11) of the Act on Special Measures Concerning Taxation.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area, or the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended, or MiFID II; (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, or the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended, or the Prospectus Regulation”. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended, or the PRIIPs Regulation, for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

PROHIBITION OF SALES TO UK RETAIL INVESTORS — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor

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in the United Kingdom, or the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, or the EUWA; (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, or, as amended, the FSMA, and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No. 1286/2014 as it forms part of domestic law by virtue of the EUWA, or the UK PRIIPs Regulation, for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

In addition, in the UK, this prospectus supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order; and/or (iii) to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this prospectus supplement relates is only available to, and will be engaged in with, relevant persons.

Notice Concerning Singapore

Section 309B Notification — The notes are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and Excluded Investment Products (as defined in Monetary Authority of Singapore Notice SFA 04-N12: Notice on the Sale of Investment Products and Monetary Authority of Singapore Notice FAA-N16: Notice on Recommendations on Investment Products).

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the notes and also adds to, updates and changes information contained in the prospectus dated February 25, 2022 and filed with the SEC on the same date, and the documents incorporated by reference in this prospectus supplement. The second part is the above-mentioned prospectus, which we refer to as the “accompanying prospectus.” The accompanying prospectus contains a description of the senior debt securities and gives more general information, some of which may not apply to the notes. If the description of the notes in this prospectus supplement differs from the description in the accompanying prospectus, the description in this prospectus supplement supersedes the description in the accompanying prospectus.

Neither we, nor any agent, underwriter or dealer has authorized any person to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement, in the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We and any agent, underwriter or dealer are not responsible for, and can provide no assurance as to the accuracy or reliability of, any other information that any other person may give you. Neither we, nor any agent, underwriter or dealer are making, nor will make, an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you, including any information incorporated by reference herein or therein, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

This prospectus supplement may only be used for the purposes for which it has been published.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We may from time to time make written or oral “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act. Written forward-looking statements may appear in documents filed with the SEC, including this prospectus supplement, the accompanying prospectus, documents incorporated by reference herein or therein, reports to shareholders and other communications.

The U.S. Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking information to encourage companies to provide prospective information about themselves without fear of litigation so long as the information is identified as forward looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. We rely on this safe harbor in making forward-looking statements.

Forward-looking statements appear in a number of places in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and include statements regarding our current intent, belief, targets or expectations or those of our management. In many, but not all cases, we use words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “hope,” “intend,” “may,” “plan,” “predict,” “probability,” “risk,” “should,” “will,” “would” and similar expressions, as they relate to us or our management, to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those which are anticipated, aimed at, believed, estimated, expected, intended or planned.

Forward-looking statements, which include statements contained in “Item 3. Key Information—D. Risk Factors,” “Item 4. Information on the Company—B. Business Overview,” “Item 5. Operating and Financial Review and Prospects” and elsewhere in our most recent annual report on Form 20-F and in “Summary—Our Company” and “Use of Proceeds” in this prospectus supplement, are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those set forth in such statements.

The forward-looking statements included or incorporated by reference in this prospectus supplement are made only as of the dates on which such statements were made. We expressly disclaim any obligation or undertaking to release any update or revision to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

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PRESENTATION OF FINANCIAL AND OTHER INFORMATION

Unless the context otherwise requires or as otherwise expressly stated, references in this prospectus supplement to “Honda,” “we,” “us,” “our” and similar terms refer to Honda Motor Co., Ltd. and its consolidated subsidiaries, as a group. References to the “Issuer” refer to Honda Motor Co., Ltd. We use the word “you” to refer to prospective investors in the notes.

Our consolidated financial statements have been prepared in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB.

Unless otherwise stated or the context otherwise requires, all amounts in our financial statements are expressed in Japanese yen.

In this prospectus supplement, when we refer to “dollars,” “U.S.$” and “$,” we mean U.S. dollars, and, when we refer to “yen” and “¥,” we mean Japanese yen. This prospectus supplement contains a translation of certain dollar amounts into yen solely for your convenience. However, these translations should not be construed as representations that the yen amounts have been, could have been or could be converted into dollars at that or any other rate or at all.

As presented herein, consolidated unit sales is the total unit sales of completed products corresponding to consolidated sales revenue to external customers, which consists of unit sales of completed products of Honda and its consolidated subsidiaries. Certain sales of automobiles that are financed with residual value type auto loans by our Japanese finance subsidiaries and sold through our consolidated subsidiaries are accounted for as operating leases in conformity with IFRS and are not included in consolidated sales revenue to the external customers in our Automobile business.

In this prospectus supplement, amounts presented in millions or billions of yen or thousands or millions of dollars have been truncated to the nearest unit or tenth of a unit. All percentages have been rounded to the nearest percent or one-tenth of one percent, as the case may be. All other figures have been rounded to the nearest unit or one-tenth of a unit, as the case may be. Due to rounding and truncation, the total amounts presented in tables may not be equal to the sum of the individual figures shown.

Honda’s business segments are the Motorcycle business operations, Automobile business operations, Financial services business operations, and Life creation and other businesses operations. References in this prospectus supplement to the “non-Financial services businesses” are to the Motorcycle business, Automobile business and Life creation and other businesses on a combined basis.

Beginning in the fiscal year ended March 31, 2019, our “Power product and other businesses” segment was renamed the “Life creation and other businesses” segment. References to the “Life creation and other businesses” segment in this prospectus supplement as of and for periods ended on or prior to March 31, 2018 refer to the “Power product and other businesses” segment.

Our fiscal year end is March 31. References to years not specified as being fiscal years are to calendar years. In this prospectus supplement, all of our financial information is presented on a consolidated basis, unless we state otherwise.

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SUMMARY

This summary highlights key information described in greater detail elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, as well as providing an overview of certain of our key initiatives. You should read carefully the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein before making an investment decision.

Our Company

Overview

Honda Motor Co., Ltd. is a limited liability, joint stock corporation incorporated on September 24, 1948 under the Commercial Code of Japan as Honda Giken Kogyo Kabushiki Kaisha. We were formed as a successor to the unincorporated enterprise established in 1946 by the late Soichiro Honda to manufacture motors for motorized bicycles.

Since its establishment, Honda has remained on the leading edge by creating new value and providing products of the highest quality at a reasonable price for worldwide customer satisfaction. Honda develops, manufactures and markets motorcycles, automobiles and power products globally.

Honda’s business segments are the Motorcycle business operations, Automobile business operations, Financial services business operations, and Life creation and other businesses operations.

Differentiated, Diversified Businesses

We are a leading producer of automobiles, motorcycles and power products, whose business is uniquely diversified and geographically well-balanced in terms of sales. On a consolidated basis, we recorded ¥13,170.5 billion of sales revenue in the fiscal year ended March 31, 2021. Our Motorcycle business recorded sales revenue to external customers of ¥1,787.2 billion in the fiscal year ended March 31, 2021, with a total of 15,132 thousand units sold, with sales centered in Asia (excluding Japan), which contributed approximately 88% of the total units sold. Our Automobile business recorded sales revenue to external customers of ¥8,567.2 billion in the fiscal year ended March 31, 2021, with a total of 4,546 thousand units sold, led by Asia (excluding Japan), which contributed approximately 49% of the total number of units, and North America, which contributed approximately 33% of the total number of units. Our Life creation and other business operations recorded sales revenue to external customers of ¥321.7 billion in the fiscal year ended March 31, 2021, with a total of 5,623 thousand units of power products sold, led by North America, which contributed approximately 47% of the total number of units, and Asia (excluding Japan), which contributed approximately 25% of the total number of units. In the same year, our Financial services business recorded ¥2,494.2 billion of sales revenues attributable to external customers.

Strong Commitment to ESG Initiatives

We have set ambitious environmental and safety-related goals, which we aim to achieve while progressing our business, particularly in the areas of mobility, power units, energy and robotics. In particular, we have set a goal of achieving carbon neutrality (net-zero CO2 emissions) by 2050, and are striving to achieve a circular/resource-recycling society. This goal consists of our target of reaching net-zero CO2 emissions from our vehicles, the complete utilization of carbon-free energy in our business operations and the achievement of 100% use of sustainable materials. We are also striving to realize zero traffic collision fatalities involving Honda motorcycles and automobiles globally by 2050. We refer to these goals as our “2050 Vision.”

The 2050 Vision, and our strategies for achieving it, reflect our current views based on our evaluation of a wide range of factors, such as the political, economic, technological, social and market environments, and include our view that there will continue to be significant cooperation among governmental, business and other stakeholders in such varied fields as technology, infrastructure and regulation, much of which is outside our control and subject to significant uncertainties. While Honda intends to maintain its commitment to achieving the 2050 Vision, developments in these fields or other factors may affect our strategies or ability to achieve the 2050 Vision as planned, and there is no assurance that we will achieve the 2050 Vision, in the specified timeframe or otherwise.

In addition to external factors, we expect that the proportion of capital expenditures relating to the achievement of the 2050 Vision, such as the purchase and installation of equipment and the construction of facilities relating to electrification and the recording of capitalized research and development expenditures, which do not currently form a material portion of our capital expenditures, will begin to expand significantly going forward.

Sound Financial Performance Backed by the Non-Financial Services Businesses

Our non-Financial services businesses are backed by our well established brand and reputation, as well as the strong market positioning of our Motorcycle and Automobile businesses in particular. As a result, segment profit margins for our non-Financial services businesses have historically been stable, although affected in recent years by slightly lower sales, while, historically, Adjusted EBITDA Margins for these businesses have been at least in the upper-single digit range. With our disciplined financial policy, our non-Financial services businesses have also generated strong net cash provided by (used in) operating activities and Adjusted Free Cash Flow. These stable margins and robust cash flows have led to historical increases in Net Cash in our non-Financial services businesses, while our efforts to manage debt in these businesses, combined with their stable Adjusted EBITDA, have led to improvements in leverage over the long term. Adjusted EBITDA, Adjusted Free Cash Flow and Net Cash (Debt) are measures not calculated and presented in accordance with IFRS, or non-IFRS measures. For important information regarding these non-IFRS measures, including definitions and reconciliations to the most comparable financial measures calculated in accordance with IFRS, see “Selected Financial and Other Information—Non-IFRS Measures.”

Strong Business and Operational Foundation in our Automobile and Motorcycle Businesses

Global Performance in our Automobile Business

While global demand has been affected by the COVID-19 pandemic, Honda intends to continue to strive for recovery. Our Automobile business has a strong business foundation, recording consolidated sales of 2,617 thousand units sold in the fiscal year ended March 31, 2021. Of this total, approximately 50% of units sold was attributable to light trucks such as sport utility vehicles, approximately 43% was attributable to passenger cars and approximately 7% was attributable to mini vehicles.

In the fiscal year ended March 31, 2021, approximate total demand for automobiles in Japan, according to the Japan Automobile Manufacturers Association, or JAMA, as measured by the number of regular vehicle registrations (661cc or higher) and mini vehicles (660cc or lower), decreased approximately 8% from the previous fiscal year to approximately 4,650 thousand units. During the same period, our consolidated unit sales in Japan decreased 11.7% from the previous fiscal year to 520 thousand units in the fiscal year ended March 31, 2021. As for North America, total industry demand for automobiles in the United States, the principal market within North America, decreased approximately 15% from the previous year to approximately 14,570 thousand units in calendar year 2020, according to Autodata, while Honda’s consolidated unit sales in North America decreased 18.9% from the previous fiscal year to 1,480 thousand units in the fiscal year ended March 31, 2021. On the other hand, in China, the largest market within Asia, total demand for automobiles decreased approximately 2% from the previous year to approximately 25,310 thousand units in calendar year 2020, according to the China Association of Automobile Manufacturers. Unit sales of Dongfeng Honda Automobile Co., Ltd. and GAC Honda Automobile Co., Ltd., both of which are joint ventures accounted for using the equity method in China (and accordingly are not included in consolidated unit sales) increased 33.8% from the previous fiscal year to 1,858 thousand units in the fiscal year ended March 31, 2021.

Operational Reinforcement Measures in our Automobile Business

Honda strives to strengthen the foundation of the Automobile business through our reinforcement measures in order to optimize operational structure and Mono-zukuri (the art of making things).

Building an operational structure to realize strategies

In order to build strong businesses that can immediately respond to changes in the market environment and can provide products that satisfy customer needs in a timely manner, Honda has established a unified operational structure which integrates the S-E-D-B (Sales, Engineering, Development and Buying) areas. This enables the formulation of business strategies based on a big-picture view of product planning, development, buying/purchasing, engineering/production and sales, and the swift implementation of such strategies. At the same time, Honda will pursue Mono-zukuri reform and stable production with high-precision development of new models through frontloading and operation which integrates the entire process from development through mass-production.

Mono-zukuri reform

In the Automobile business, Honda has strengthened its global models and regional models according to the needs of each region, with the aim of manufacturing challenging products unique to Honda. Efficient Mono-zukuri, in addition to product appeal, is indispensable for further enhancing the competitiveness of such models. To this end, Honda is working to strengthen the structure in each area. Honda has introduced the Honda Architecture, which is a company-wide initiative to increase the efficiency of development and expand parts-sharing for mass production models. Honda will sequentially apply this initiative, starting with the global models, and expand its application. By doing so, Honda aims to enhance the efficiency of existing businesses and repurpose those man-hours to conduct research and development in advanced areas, thereby accelerating development for the future. Steady progress is being made in optimizing the production capacity in all regions, and Honda will improve its global capacity utilization rate.

Steady, High Profitability and Global Performance in our Motorcycle Business

We have maintained double-digit profitability, as measured by segment profit margin (or the ratio of segment profit to segment sales revenue) in our Motorcycle business, despite the effect of the COVID-19 pandemic on global demand. In Japan, according to JAMA, total industry demand for motorcycles in Japan was approximately 370 thousand units in the fiscal year ended March 31, 2021, an increase of approximately 4% from the previous fiscal year. During the same period, Honda’s consolidated unit sales in Japan increased 4.9% to 215 thousand units. Total demand for motorcycles in India, the largest market within Asia, decreased around 24% from the previous year to approximately 14,110 thousand units in calendar year 2020. Total demand for motorcycles in other countries in Asia (based on Honda research and consisting of Thailand, Indonesia, Malaysia, the Philippines, Vietnam, Pakistan, and China) decreased approximately 23% from the previous calendar year to approximately 17,190 thousand units. Honda’s consolidated unit sales in Asia were 8,451 thousand units in the fiscal year ended March 31, 2021, a decrease of 18.3% from the previous fiscal year. Total demand for motorcycles and all-terrain vehicles, or ATVs, in the United States, the principal market within North America, increased approximately 18% from the previous year to approximately 780 thousand units in calendar year 2020, according to the Motorcycle Industry Council. This figure includes motorcycles and ATVs, but does not include side-by-sides. During the fiscal year ended March 31, 2021, Honda’s consolidated unit sales in North America increased 0.6% from the previous fiscal year to 332 thousand units. Total demand for motorcycles in Europe (based on Honda research and consisting of the UK, Germany, France, Italy, Spain, Switzerland, Portugal, the Netherlands, Belgium and Austria) increased approximately 1% from the previous year to approximately 970 thousand units in calendar year 2020. Honda’s consolidated unit sales in Europe decreased 2.1% from the previous fiscal year to 234 thousand units in the fiscal year ended March 31, 2021.

Robust Fiscal Soundness of our Financial Services Business

Our Financial services business operates in a wide range of countries, with segment sales revenues attributable to external customers of ¥2,494.2 billion, a large majority of which was attributable to North America, and major finance subsidiaries in the United States, Japan, Canada, the UK, Germany, Brazil and Thailand. Reflecting the high quality credits of our Financial services business, we have maintained low delinquency and net charge off rates. For example, American Honda Finance Corporation, or AHFC, which represents the majority of our Financial services business, has maintained a delinquency (60 or more days past due) rate between 0.10% and 0.25% as a percentage of fiscal year-end receivable balances for each of the last ten fiscal years. During the same period, AHFC has maintained a net charge off rate of well below 1% as a percentage of average receivable balances (calculated based on average month-end balances for the applicable fiscal year). In each case, receivable balances exclude allowance for credit losses, write-down of lease residual values, unearned subvention income related to our incentive financing programs and deferred origination costs. During this same period, AHFC has maintained a diversified range of funding sources, particularly its medium-term notes program, while also accessing commercial paper markets, secured debt, bank loans and others, with a decreasing reliance on related party debt.

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Our principal executive offices are located at 1-1, Minami Aoyama 2-chome, Minato-ku, Tokyo 107-8556, Japan. Our telephone number in Japan is +81-3-3423-1111, and our corporate website is https://global.honda. Information appearing on our website is not incorporated by reference into this prospectus supplement.

The Offering

U.S.$1,000,000,000 2.271% Senior Notes due 2025

Notes Offered	U.S.$1,000,000,000 aggregate principal amount of 2.271% senior notes due March 10, 2025.

Offering Price	100.000% of the principal amount plus accrued interest from March 10, 2022, if settlement occurs after that date.

Maturity	The 2025 notes will mature on March 10, 2025.

Payment of Principal and Interest for the 2025 Notes	Interest on the 2025 notes will accrue at the rate of 2.271% per annum from March 10, 2022.

The Issuer will pay interest on the 2025 notes semiannually in arrears on March 10 and September 10 of each year, beginning on September 10, 2022, to the persons in whose names the 2025 notes are registered as of the close of business on February 28 and August 31 of each year (whether or not a business day) immediately preceding the relevant interest payment date. Interest on the 2025 notes will be paid to but excluding the relevant interest payment date. The Issuer will compute interest on the 2025 notes on the basis of a 360-day year consisting of twelve 30-day months and rounding the resulting figure to the nearest cent (half a cent being rounded upwards).

If any payment is due on the 2025 notes on a day that is not a business day, the Issuer will make the payment on the day that is the next succeeding business day. Payments postponed to the next succeeding business day in this situation will be treated as if they were made on the original due date. Postponement of this kind will not result in a default under the 2025 notes, and no interest will accrue on the postponed amount from the original due date to the next succeeding business day.

The Issuer will pay 100% of the aggregate principal amount of the 2025 notes at the maturity date.

See “Description of the Notes—Principal, Maturity and Interest.”

Security Numbers	The security numbers for the 2025 notes are:

CUSIP No.: 438127AA0

ISIN: US438127AA08

Common Code: 244941516

Other Terms	For more information on the terms of the 2025 notes, see “—General Terms of the Notes” and “Description of the Notes” in this prospectus supplement and “Description of Senior Debt Securities” in the accompanying prospectus.

U.S.$1,000,000,000 2.534% Senior Notes due 2027

Notes Offered	U.S.$ 1,000,000,000 aggregate principal amount of 2.534% senior notes due March 10, 2027.

Offering Price	100.000% of the principal amount plus accrued interest from March 10, 2022, if settlement occurs after that date.

Maturity	The 2027 notes will mature on March 10, 2027.

Payment of Principal and Interest for the 2027 Notes	Interest on the 2027 notes will accrue at the rate of 2.534% per annum from March 10, 2022.

The Issuer will pay interest on the 2027 notes semiannually in arrears on March 10 and September 10 of each year, beginning on September 10, 2022, to the persons in whose names the 2027 notes are registered as of the close of business on February 28 and August 31 of each year (whether or not a business day) immediately preceding the relevant interest payment date. Interest on the 2027 notes will be paid to but excluding the relevant interest payment date. The Issuer will compute interest on the 2027 notes on the basis of a 360-day year consisting of twelve 30-day months and rounding the resulting figure to the nearest cent (half a cent being rounded upwards).

If any payment is due on the 2027 notes on a day that is not a business day, the Issuer will make the payment on the day that is the next succeeding business day. Payments postponed to the next succeeding business day in this situation will be treated as if they were made on the original due date. Postponement of this kind will not result in a default under the 2027 notes, and no interest will accrue on the postponed amount from the original due date to the next succeeding business day.

The Issuer will pay 100% of the aggregate principal amount of the 2027 notes at the maturity date.

See “Description of the Notes—Principal, Maturity and Interest.”

Security Numbers	The security numbers for the 2027 notes are:

CUSIP No.: 438127AB8

ISIN: US438127AB80

Common Code: 244941508

Other Terms	For more information on the terms of the 2027 notes, see “—General Terms of the Notes” and “Description of the Notes” in this prospectus supplement and “Description of Senior Debt Securities” in the accompanying prospectus.

U.S.$750,000,000 2.967% Senior Notes due 2032

Notes Offered	U.S.$750,000,000 aggregate principal amount of 2.967% senior notes due March 10, 2032.

Offering Price	100.000% of the principal amount plus accrued interest from March 10, 2022, if settlement occurs after that date.

Maturity	The 2032 notes will mature on March 10, 2032.

Payment of Principal and Interest for the 2032 Notes	Interest on the 2032 notes will accrue at the rate of 2.967% per annum from March 10, 2022.

The Issuer will pay interest on the 2032 notes semiannually in arrears on March 10 and September 10 of each year, beginning on September 10, 2022, to the persons in whose names the 2032 notes are registered as of the close of business on February 28 and August 31 of each year (whether or not a business day) immediately preceding the relevant interest payment date. Interest on the 2032 notes will be paid to but excluding the relevant interest payment date. The Issuer will compute interest on the 2032 notes on the basis of a 360-day year consisting of twelve 30-day months and rounding the resulting figure to the nearest cent (half a cent being rounded upwards).

If any payment is due on the 2032 notes on a day that is not a business day, the Issuer will make the payment on the day that is the next succeeding business day. Payments postponed to the next succeeding business day in this situation will be treated as if they were made on the original due date. Postponement of this kind will not result in a default under the 2032 notes, and no interest will accrue on the postponed amount from the original due date to the next succeeding business day.

The Issuer will pay 100% of the aggregate principal amount of the 2032 notes at the maturity date.

See “Description of the Notes—Principal, Maturity and Interest.”

Security Numbers	The security numbers for the 2032 notes are:

CUSIP No.: 438127AC6
ISIN: US438127AC63
Common Code: 244940188

Other Terms	For more information on the terms of the 2032 notes, see “—General Terms of the Notes” and “Description of the Notes” in this prospectus supplement and “Description of Senior Debt Securities” in the accompanying prospectus.

General Terms of the Notes

Issuer	Honda Motor Co., Ltd.

Securities Offered	The Issuer will offer the notes set forth on the cover page of this prospectus supplement in accordance with the terms set forth in this prospectus supplement and the accompanying prospectus.

The notes of each series will be issued in fully registered form, without coupons, in denominations of U.S.$2,000 in principal amount and integral multiples of U.S.$1,000 in excess thereof.

Ranking	The notes will constitute the Issuer’s direct, unconditional, unsecured and unsubordinated general obligations and will at all times rank pari passu without any preference among themselves and with all the Issuer’s other unsecured obligations, other than the Issuer’s subordinated obligations and except for statutorily preferred obligations. See “Description of the Notes—General.”

Additional Amounts	All payments of principal and interest in respect of the notes will be made without withholding or deduction for or on account of withholding taxes imposed by or on behalf of Japan, or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. Interest payments on the notes generally will be subject to Japanese withholding tax with certain exceptions. See “Taxation—Japanese Taxation.” If the payments are subject to Japanese withholding tax, the Issuer will pay such additional amounts (subject to certain exceptions) in respect of such Japanese withholding taxes as will result in the payment of amounts which would have been otherwise receivable in the absence of any deduction or withholding on account of such Japanese withholding taxes. See “Description of Senior Debt Securities—Taxation and Additional Amounts” in the accompanying prospectus.

Optional Redemption	The Issuer has the option to redeem the notes of each series, in whole or in part, at any time and from time to time prior to February 10, 2025 in the case of the 2025 notes, February 10, 2027 in the case of the 2027 notes and December 10, 2031 in the case of the 2032 notes, or, in each case, the Par Call Date.

The redemption price for the notes of each series to be redeemed prior to the applicable Par Call Date will be equal to the greater of:

(i)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in “Description of the Notes—Optional Redemption”) plus 10 basis points in the case of the 2025 notes, 12.5 basis points in the case of the 2027 notes and

8

17.5 basis points in the case of the 2032 notes less (b) interest accrued to the date of redemption for each such series to be redeemed; and

(ii)	100% of the principal amount of the notes to be redeemed,
plus, in either case, accrued and unpaid interest thereon to the redemption date for each such series to be redeemed.

On or after the Par Call Date for such series of notes, the Issuer has the option to redeem the notes of each series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes of such series being redeemed plus accrued and unpaid interest thereon to the redemption date for each such series to be redeemed.

See “Description of the Notes—Optional Redemption.”

Optional Tax Redemption	The Issuer may redeem each series of the notes in whole, but not in part, at a redemption price equal to 100% of the aggregate principal amount of the notes outstanding plus accrued and unpaid interest to the redemption date if, as a result of any change in, or amendment to, the laws or regulations of Japan or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective, or which change in application or interpretation is publicly announced, on or after the date of this prospectus supplement, the Issuer would be required to pay additional amounts with respect to the notes as described under “Description of Senior Debt Securities—Taxation and Additional Amounts” in the accompanying prospectus. See “Description of Senior Debt Securities—Optional Tax Redemption” in the accompanying prospectus.

Listing	The Issuer does not intend to list the notes on any securities exchange or quoted on an automated dealer quotation system. The notes of each series will be new securities for which there are currently no public markets.

Global Security	The notes of each series will be initially represented by one or more global certificates in fully registered form without interest coupons, or global securities. The global securities will be deposited upon issuance with the custodian for DTC and registered in the name of DTC or its nominee. Beneficial interests in the global securities may be held only through DTC (or any successor clearing system that holds global securities) and its participants, including Euroclear and Clearstream.

Beneficial interests in the global securities will be shown on, and transfers thereof will be effected only through, records maintained by the depositaries and their participants. The sole holder of the notes

9

represented by the global securities will at all times be DTC or its nominee (or a successor of DTC or its nominee), and voting and other consensual rights of holders of each series of the notes will be exercisable by beneficial owners of the notes only indirectly through the rules and procedures of the depositaries from time to time in effect. Beneficial interests in the global securities may not be exchanged for definitive notes except in the limited circumstances described under “Description of Senior Debt Securities—Form, Book-Entry and Transfer” in the accompanying prospectus.

Use of Proceeds	We intend to allocate an amount equal to the net proceeds from the issuance of the notes to new Eligible Green Projects. See “Use of Proceeds.”

Trustee, Paying Agent, Transfer Agent and Registrar	The Bank of New York Mellon will act as the trustee, paying agent, transfer agent and registrar for each series of the notes.

Governing Law	The notes and the Indenture (as defined in “Description of the Notes—General”) will be governed by and construed in accordance with the laws of the State of New York.

Clearance and Settlement	The notes have been accepted for clearance through DTC, Euroclear and Clearstream.

Delivery of the Notes	Delivery of the notes is expected on or about March 10, 2022.

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RISK FACTORS

Investing in the notes involves risks. You should consider carefully the risks relating to the notes described below, as well as the other information presented in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, before you decide whether to invest in the notes. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and the trading prices and liquidity of the notes offered could decline, in which case you may lose all or part of your investment. The following does not describe all the risks of an investment in the notes. Prospective investors should consult their own financial and legal advisers about risks associated with investment in a particular series of notes and the suitability of investing in the notes in light of their particular circumstances.

This prospectus supplement and the accompanying prospectus also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks described below and in “Item 3. Key Information—D. Risk Factors” of our annual report on Form 20-F for the fiscal year ended March 31, 2021.

Risks Related to the Notes

The notes are unsecured obligations.

The notes are unsecured obligations and repayment of the notes may be compromised if:

•	we enter into bankruptcy, corporate reorganization, civil rehabilitation, liquidation or similar proceedings;

•	we default in payment of any existing or future indebtedness; or

•	any of our existing or future indebtedness is accelerated.

If any of these events occurs, our assets may be insufficient to pay amounts due on the notes.

The Indenture and the notes contain very limited restrictive covenants and provide no protection in the event of a change in control, and the notes will be effectively subordinated to the liabilities of our subsidiaries.

The Indenture and the notes do not contain any financial covenants or other restrictions on our ability to securitize our assets, pay dividends on the shares of our common stock, incur unsecured indebtedness, issue new securities or repurchase our outstanding securities. In addition, there are only limited restrictions on our ability to pledge assets to secure other indebtedness or to sell or otherwise dispose of our assets. These or other actions by us could adversely affect our ability to pay amounts due on the notes. Furthermore, claims of the creditors of our subsidiaries will generally have priority with respect to the assets of such subsidiaries over the claims of holders of the notes. Accordingly, the notes will be effectively subordinated to the liabilities of our subsidiaries. In addition, the Indenture and the notes do not contain any covenants or other provisions that prevent a highly leveraged transaction or a change in control or require us to repurchase the notes in the event of a highly leveraged transaction or a change in control.

There is no prior market for the notes and, if a market develops, it may not be liquid.

The notes of each series are new securities that may not be widely distributed and for which there is currently no existing market. We do not intend to list the notes on any securities exchange or to seek their quotation on any automated dealer quotation system. There can be no assurance that any liquid market for the notes will ever develop or be maintained. The underwriters have advised us that they currently intend to make a market in the notes that they distribute. However, the underwriters have no obligation to make a market in the notes and they may stop at any time. Furthermore, there can be no assurance as to the liquidity of any markets that may develop for the notes or the prices at which you will be able to sell your notes, if at all. Future trading prices of the notes will depend on many factors, including:

•	prevailing interest rates;

•	our financial condition and results of operations;

•	the then-current ratings assigned to the notes;

•	the market for similar securities; and

•	general economic conditions.

Any trading markets that develop would be affected by many factors independent of and in addition to the foregoing, including the time remaining to the maturity of the notes; the outstanding amounts of the notes; and the level, direction and volatility of market interest rates generally. If active trading markets for the notes do not develop or are not sustained, the market prices and liquidity of the notes may be adversely affected and you may be unable to resell the notes or may only be able to sell them at a substantial discount.

The ratings of the notes may change after issuance of the notes, and those changes may have an adverse effect on the market prices and liquidity of the notes.

The notes are expected to receive a credit rating from one or more credit rating agencies. Such ratings are limited in scope, and do not address all material risks relating to an investment in the notes, but reflect only the view of each rating agency at the time the rating is issued. There is no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Ratings may be affected by a number of factors which can change over time, including the credit rating agency’s assessment of: our strategy and management’s capability; our financial condition including in respect of capital, funding and liquidity; competitive and economic conditions in our key markets; the level of political support for the industries in which we operate; and legal and regulatory frameworks affecting our legal structure, business activities and the rights of our creditors. The credit rating agencies may also revise the ratings methodologies applicable to us or other issuers within our industry, or operating in the political or economic regions in which we operate. If credit rating agencies perceive there to be adverse changes in the factors affecting our creditworthiness, including by virtue of changes to applicable ratings methodologies, the credit rating agencies may downgrade, suspend or withdraw the ratings assigned to us or to our securities, including the notes.

A downgrade or potential downgrade in these ratings or the assignment of new ratings that are lower than existing ratings could reduce the number of potential investors in the notes and adversely affect the prices and liquidity of the notes. A security rating is not a recommendation to buy, sell or hold the notes and may be subject to suspension, reduction or withdrawal at any time by the assigning rating agency.

We may redeem the notes at our option prior to maturity.

We may redeem the notes of each series, in whole or in part, at our option prior to the maturity date at any time and from time to time. In the case of such discretionary optional redemption, if made on or after the Par Call Date for the relevant series of notes, we will not be required to pay any premium or other make-whole payments on the notes being redeemed. Moreover, upon the occurrence of certain changes in tax law, we will be permitted to redeem the notes at par. See “Description of the Notes—Optional Redemption” herein and “Description of Senior Debt Securities—Optional Tax Redemption” in the accompanying prospectus.

Any decision by us as to whether we will exercise our option to redeem the notes will be made at our absolute discretion. Our decision may be influenced by factors such as, but not limited to, the economic impact of exercising such option to redeem the notes, any tax consequences, and the prevailing market conditions. We may, for example, decide to redeem the notes prior to their maturity date if the interest payable on the notes is greater than the interest that would be payable on our other outstanding financial instruments of a comparable maturity, of comparable terms and of a comparable credit rating.

You will not have the right to request the redemption of the notes. As a result, you may be required to bear the financial risks of an investment in the notes until maturity. You should not invest in the notes with the expectation that we will exercise our option to redeem the notes. In addition, our optional redemption of the notes or the perception that the notes may be redeemed in the circumstances described above may negatively affect the market value of the notes. Moreover, in the event we choose to redeem the notes, the holders of such notes may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on such notes.

The use of proceeds of the notes may not be suitable for the specific investment criteria of an investor.

We intend to allocate an amount equal to the net proceeds from the issuance of the notes towards new Eligible Green Projects as set forth in the Framework and as described under “Use of Proceeds.” Prospective investors should consider the information set out in this prospectus supplement regarding such use of proceeds and must determine for themselves the relevance of such information for the purpose of any investment in the notes together with any other investigation such investor deems necessary. We have significant flexibility in allocating the net proceeds from the issuance of the notes, including re-allocating the net proceeds in the event we determine in our discretion that projects receiving allocations no longer meet the eligibility criteria for Eligible Green Projects, and may also be unable to allocate the net proceeds as intended. We may also in our discretion update or amend the Framework from time to time, which gives us further flexibility with respect to both the allocation of the net proceeds from the issuance of the notes as well as the reporting about such allocation or the environmental and social impact of the Eligible Green Projects to which such net proceeds may be allocated. Neither the terms of the notes nor the Indenture require us to use the proceeds as described under “Use of Proceeds” and any failure by us to comply with the anticipated use of proceeds will not constitute a breach of or an event of default under the notes or the Indenture.

There can be no assurance that such use of proceeds for any Eligible Green Projects will satisfy, whether in whole or in part, any present or future investor expectations or requirements, taxonomies or standards or other investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable law or regulations or by its own bylaws or other governing rules or investment portfolio mandates, ratings criteria, taxonomies or standards or other independent expectations, in particular with regard to any direct or indirect environmental, social or sustainability impact of any Eligible Green Projects. Any failure to allocate an amount equal to the net proceeds from the sale of the notes in the manner set forth under “Use of Proceeds” or the failure of those investments or financings to satisfy investor, index, or stock exchange or securities market expectations or requirements could have a material adverse effect on the market prices of the notes and/or result in adverse consequences for certain investors with portfolio mandates to invest in securities to be used for a particular purpose.

The Eligible Green Projects to which we allocate the net proceeds from the notes have complex direct or indirect environmental, sustainability or social impacts and adverse environmental or social impacts may occur during the design, construction and operation of the projects. In addition, projects may become controversial or criticized by activist groups or other stakeholders, which could have a negative effect on the trading prices of the notes.

There is no legal, regulatory, or market definition of or standardized criteria for what constitutes a “green,” “social,” “sustainable” or other equivalently labeled project, and any such designations made by third parties with respect to the notes may not be suitable for the investment criteria of an investor.

There is currently no clear definition (legal, regulatory, or otherwise) of, nor market consensus as to what constitutes, a “green,” “social,” “sustainable” or an equivalently labeled project, or as to what precise attributes are required for a particular project to be defined as “green,” “social,” “sustainable” or such other equivalent label, nor can any assurance be given that such a clear definition or consensus will develop over time or, if such definition or consensus develops in the future, that the Eligible Green Projects will meet such criteria. Accordingly, no assurance is or can be given to investors that any Eligible Green Projects selected to receive an allocation of funds from the net proceeds of the notes will meet all or any investor expectations regarding such “green,” “social,” “sustainable” or other equivalently labeled performance objectives, or that any adverse environmental, social, and/or other impacts will not occur during the implementation of any Eligible Green Projects financed, in whole or in part, by the net proceeds from the sale of the notes.

A second party opinion from Vigeo Eiris (V.E), an outside consultant, regarding the Framework has been made publicly available. (Honda understands that Vigeo Eiris was acquired by Moody’s Corporation in 2019, and will in the future be rebranded as “Moody’s ESG Solutions.” References to Vigeo Eiris herein should be understood to refer to Moody’s ESG Solutions following such rebranding, as appropriate.) No assurance or representation is given as to the suitability or reliability for any purpose whatsoever of any opinion or certification of, or any report concerning any review by, any third party (whether or not solicited by us) that will be made available in connection with the issuance of the notes, in particular as it relates to the ability of an Eligible Green Project to fulfill any environmental, social, sustainability or other criteria. No such opinion, certification or report is, nor should it be deemed to be, a recommendation by us, any underwriter with respect to the notes or any other person to buy, sell or hold the notes. Any such opinion, certification or report is only current as of the date it was initially issued. Prospective investors must determine for themselves the relevance of any such opinion, certification or report, the information contained therein and the provider thereof for the purpose of any investment in the notes. For the avoidance of doubt, no such opinion, certification or report is, nor shall it be deemed to be, incorporated into this prospectus supplement, the accompanying prospectus or any other filing with the SEC. The withdrawal of any such opinion or certification or any additional opinion or certification attesting that we are not complying in whole or in part with any matters for which such opinion or certification is opining or certifying may have a material adverse effect on the trading prices of the notes and/or result in adverse consequences for certain investors with mandates to invest in securities to be used for a particular purpose. However, none of such events will constitute a breach of or an event of default under the notes or the Indenture.

In the event that the notes are listed or admitted to trading on any dedicated “green,” “environmental,” “sustainable” or other similarly labelled segment of any stock exchange or securities market (whether or not regulated), or are included in any dedicated “green,” “environmental,” “sustainable” or other similarly labelled index or indices, no representation or assurance is given by us, the underwriters or any other person that such listing or admission, or inclusion in such index or indices, satisfies, whether in whole or in part, any present or future investor expectations or requirements as regards any investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable law or regulations or by its own by-laws or other governing rules or investment portfolio mandates, in particular with regard to any direct or indirect environmental, sustainability or social impact of any projects or uses that are the subject of or related to, any Eligible Green Projects. It should also be noted that the criteria for any such listings or admission to trading may vary from one stock exchange or securities market to another, and the criteria for inclusion in such index or indices may vary from one index to another. We do not intend to apply to list the notes on any securities exchange or include the notes in any automated dealer quotation system and no representation or assurance given or made by us, the underwriters or any other person that any listing or admission to trading, or inclusion in any index or indices, will be obtained in respect of the notes or, if obtained, that any such listing or admission to trading, or inclusion in such index or indices, will be maintained during the life of the notes.

The trading prices of the notes may be negatively affected to the extent that perception by investors of the suitability of the notes as “green” bonds deteriorates or demand for sustainability-themed investment products diminishes.

Perception by investors of the suitability of the notes as “green” bonds could be negatively affected by dissatisfaction with our compliance with the Framework for determining Eligible Green Projects described under “Use of Proceeds,” controversies involving the environmental or sustainability impact of our business or industry, evolving standards or market consensus as to what constitutes a “green” bond or the desirability of investing in “green” bonds or any opinion or certification as to the suitability of the notes as “green” bonds no longer being in effect. Investor perceptions may also be affected by developments regarding our ability to achieve our 2050 Vision (including the strategies for achieving those goals) as discussed under “Summary—Commitment to the Environment and Safety,” or any changes to those strategies that may become necessary due to developments in the political, economic, technological, social and market environments. The trading prices of the notes may be also negatively affected to the extent investors are required or choose to sell their holdings due to deterioration in the perception by the investors or the market in general as to the suitability of these notes as “green” bonds. The trading prices of the notes may be also negatively affected to the extent demand for sustainability-themed investment products diminishes due to evolving investor preferences, increased regulatory or market scrutiny on funds and strategies dedicated to sustainability or environmental, social or governance themed investing or for other reasons.

USE OF PROCEEDS

We estimate that the net proceeds (after deducting underwriting commissions and estimated offering expenses) from the sale of the notes will be approximately U.S.$2,739 million.

We intend to allocate an amount equal to the net proceeds from the issuance of the notes to new Eligible Green Projects (as defined below).

Payment of principal and interest on the notes will be made from our general funds and will not be directly linked to the performance of any Eligible Green Project.

Framework

For the purpose of issuing green bonds, social bonds or sustainability bonds, Honda has established its Sustainable Finance Framework, or the Framework, in alignment with the Green Bond Principles 2021, or the GBP, the Social Bond Principles 2021, or the SBP, and the Sustainability Bond Guidelines 2021, or the SBG, each as administered by the International Capital Market Association, or ICMA. The portions of the Framework relevant to the issuance of green bonds are described below.

We have made the Framework available on our corporate website. Neither the Framework nor any other information appearing on our corporate website are incorporated by reference herein.

Eligible Green Projects

Honda will allocate an amount equal to the net proceeds from the issuance of the notes to new projects that meet at least one of the eligibility criteria set forth below. Such projects are referred to as “Eligible Green Projects.”

Carbon Neutrality of Products

•	Clean Transportation:

•

Electric Automobiles: Investments and other related expenditures (including research & development) for the development/manufacturing of vehicles and components, including batteries, for zero-emission vehicles;

•

Electric Motorcycles: Investments and other related expenditures (including research & development) for the development/manufacturing of vehicles and components including batteries for electric motorcycles; and

•	Recharging Infrastructure: Investments in recharging facilities for electric automobiles and electric motorcycles as described above.

The vehicles included in this category, including investments in new construction or the expansion of existing properties will be limited to the electric vehicles such as battery electric vehicles, fuel cell vehicles or electric motorcycles that emit zero tailpipe CO2.

If electric vehicles are developed or produced in the same project as vehicles equipped with internal combustion engines, including hybrid electric vehicles, or HEVs, the allocation amount will be calculated based on the proportion of number of the electric vehicles to the total number of vehicles.

Carbon Neutrality of Corporate Activities

•	Renewable Energy:

•

Increase the Use of Carbon-free Energy: (i) Investment toward renewable energy generation (direct emissions of less than 100g-CO2 / kWh), including solar and wind and (ii) expenditures related to the purchase of renewable energy power, etc. (including expenditures for the purchase of renewable energy through power purchase agreements, or PPAs, and virtual power purchase agreements, or VPPAs); and

•	Energy Efficiency:

•

Energy Saving at Manufacturing Facilities: Investments in energy efficiency at manufacturing and other facilities, limited to facilities producing only (1) electric vehicles (those with zero tailpipe CO2 emissions) and (2) low-carbon vehicles (those with less than 50g-CO2 per p-km until 2025 and zero CO2 emissions after 2025). If vehicles equipped with internal combustion engines, including HEVs, are produced in the same facilities, the allocation amount will be calculated based on the proportion of number of the electric and low-carbon vehicles to the total number of vehicles.

Efficient Utilization of Resources

•	Environment-friendly Production Technologies and Processes (Reuse and Recycle):

•

Reuse and Recycle of Used Parts: Investments and other related expenditures for the promotion of reuse and recycling of used vehicle parts such as batteries and bumpers. This category will be limited to (1) electric vehicles (those with zero tailpipe CO2 emissions) and (2) low-carbon vehicles (those with less than 50g-CO2 per p-km until 2025 and zero CO2 emissions after 2025). If the electric vehicles and/or low-carbon vehicles are developed in the same project as vehicles equipped with internal combustion engines, including HEVs, the allocation amount will be calculated based on the proportion of number of the electric and low-carbon vehicles to the total number of vehicles.

•	Sustainable Water Management:

•	Reduction of Water Use: Investments and other related expenditures for the conservation of water resources.

Process for Project Evaluation and Selection

The Finance Division, Sustainability Planning Division, Environment Planning Division, Safety Planning Division, Accounting Division and other relevant departments will cooperate and decide on the following items for the Eligible Green Projects to which the net proceeds from the issuance of the notes will be allocated:

•

Evaluating the compliance of proposed projects with the eligibility criteria throughout the life of the notes (with the policy of deeming only projects with positive long-term effects on the environment to be Eligible Green Projects);

•	Ensuring that the portfolio of Eligible Green Projects is aligned with the categories and eligibility criteria described in this “Use of Proceeds” section;

•	Replacing projects that no longer meet the eligibility criteria; and

•	Confirming the content of the Framework, and reflecting or updating the relevant changes in Honda’s business strategy, technology and market developments.

The Finance Division and the Sustainability Planning Division will jointly track and monitor an amount equal to the net proceeds from the issuance of the notes at least once a year throughout the life of the notes. If

Honda becomes aware of any ESG-related controversies in connection with any Eligible Green Project, such amount will be reallocated to other Eligible Green Projects, and Honda will report on the reallocations.

Management of Proceeds

The Finance Division will manage the proceeds from the issuance of the notes under the Framework in its general account and will check and monitor an amount equal to the net proceeds from the issuance of the notes based on the Framework to applicable Eligible Green Projects when necessary. Furthermore, the Finance Division will annually check the allocation of the net proceeds from the issuance of the notes. Any amounts pending allocation will be invested temporarily in cash and cash equivalents. In case a project is cancelled or postponed, the relevant proceeds will be reallocated to projects that are compliant with the Framework within twelve months after Honda becomes aware of project divestment, postponement or ineligibility. Proceeds will be allocated within 36 months.

Reporting

Honda will strive to report on its website the allocation of the proceeds of the notes and the environmental impact of the Eligible Green Projects financed by the issuance of the notes.

Allocation Reporting

Honda will annually report, subject to applicable confidentiality obligations, to the extent feasible, on the allocation of the net proceeds from the issuance of the notes, including the following components, until all of the funds raised for the notes issued under the Framework are fully allocated to Eligible Green Projects;

•	The amount of allocation for each Eligible Green Projects at the category level;

•	A brief description of Eligible Green Projects to which the proceeds have been allocated; and

•	The balance of any unallocated proceeds and information on how unallocated proceeds, if any, have been held in line with the guidelines set forth in the “—Management of Proceeds”.

Impact Reporting

Honda will annually report on the environmental impact of Eligible Green Projects financed by the issuance of the notes when reasonably feasible and subject to data availability, including the following components when reasonably feasible:

•

Carbon Neutrality of Products: For this category of Eligible Green Projects, we may report on (i) number of zero-emission vehicles produced and/or sold, and/or the proportion of such vehicles sold to the overall car sales, (ii) number of zero-emission motorcycles produced and/or sold and/or the proportion of zero-emission motorcycles sold to overall motorcycle sales, (iii) number of recharging stations installed, and (iv) environmental impact such as reductions in CO2 emissions (CO2-t);

•

Carbon Neutrality of Corporate Activities—Renewable Energy: For this category of Eligible Green Projects, we may report on (i) annual amount of renewable energy consumed (TJ), and (ii) environmental impact such as reductions in CO2 emissions (CO2-t);

•

Carbon Neutrality of Corporate Activities—Energy Efficiency: For this category of Eligible Green Projects, we may report on (i) reduction amount of power consumption (kWh/year), and (ii) environmental impact such as reductions in CO2 emissions (CO2-t);

•

Efficient Utilization of Resources—Reuse and Recycle: For this category of Eligible Green Projects, we may report on (i) recycling amount and recycling rate, (ii) reduction amount of waste disposal, and (iii) environmental impact such as reductions in CO2 emissions (CO2-t); and

•	Efficient Utilization of Resources—Sustainable Water Management: For this category of Eligible Green Projects, we may report on reduction amount of water use.

Further Information

Honda has obtained a second party opinion from Vigeo Eiris (V.E) that the Framework is in alignment with the Green Bond Principles 2021, the Social Bond Principles 2021 and the Sustainability Bond Guidelines 2021 as administered by ICMA.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization and indebtedness as of December 31, 2021, on an actual basis and an adjusted basis to give effect to the issuance of the notes offered hereby, but not the use of proceeds therefrom. You should read this table together with our unaudited interim consolidated financial statements, including the notes thereto, and the other financial data appearing elsewhere, or incorporated by reference, in this prospectus supplement.

	As of December 31, 2021
	Yen (millions)
	Actual	As adjusted
Short term debt:
Financing liabilities, current portion	¥3,103,481	¥3,103,481

Long term debt:
Financing liabilities, non-current portion(1)	4,486,260	4,486,260

The notes offered hereby(2)	—	316,718

Total long term debt	¥4,486,260	4,802,978

Equity:
Common stock authorized—7,086,000,000 shares issued—1,811,428,430 shares	86,067	86,067
Capital surplus	185,554	185,554
Treasury stock—100,869,931 shares	(328,443)	(328,443)
Retained earnings	9,294,994	9,294,994
Other components of equity	532,690	532,690

Equity attributable to owners of the parent	9,770,862	9,770,862
Non-controlling interests	265,455	265,455

Total equity	10,036,317	10,036,317

Total capitalization	¥14,522,577	¥14,839,295

Notes:

(1)	On January 13, 2022, our wholly-owned subsidiary, American Honda Finance Corporation, issued an aggregate principal amount of $1,750.0 million of Medium-Term Notes.
(2)

Translation of the U.S. dollar amounts of the notes into yen has been made at the exchange rate of ¥115.17= U.S.$1.00, which was the noon buying rate in New York City for cable transfers in yen as certified for customs purposes by the Federal Reserve Bank of New York on December 30, 2021.

Except as stated above, there has been no material change in our capitalization or indebtedness since December 31, 2021.

SELECTED FINANCIAL AND OTHER INFORMATION

IFRS Selected Financial Data and Other Information

The tables below set forth our selected audited consolidated financial information as of and for each of the five fiscal years ended March 31, 2021, which is derived from our annual audited consolidated financial statements as of and for the same periods, prepared in accordance with IFRS, as issued by IASB, and selected unaudited consolidated financial information as of December 31, 2021 and for the nine months ended December 31, 2020 and 2021, which is derived from our unaudited interim consolidated financial statements as of December 31, 2021, as well as certain other financial data. Our annual audited IFRS consolidated financial statements for the fiscal years ended March 31, 2019, 2020 and 2021 are included in our annual report on Form 20-F for the fiscal year ended March 31, 2021 filed with the SEC on June 23, 2021, which is incorporated by reference herein. Our unaudited interim consolidated financial statements as of December 31, 2021 and for the nine months ended December 31, 2020 and 2021 are included in our current report on Form 6-K filed with the SEC on February 25, 2022, which is incorporated by reference herein. The information presented below should be read together with such financial statements. Our results of operations for the nine months ended December 31, 2021 are not necessarily indicative of our operating results for the fiscal year ending March 31, 2022.

	For the fiscal years ended March 31,					For the nine months ended December 31,
	2017	2018	2019	2020	2021	2020	2021
	Yen (millions)
Consolidated Statement of Income Data:
Sales revenue	¥13,999,200	¥15,361,146	¥15,888,617	¥14,931,009	¥13,170,519	¥9,546,713	¥10,677,013
Motorcycle business(1)	1,716,165	2,038,712	2,100,155	2,059,335	1,787,283	1,258,173	1,602,096
Automobile business(1)	10,086,816	10,852,171	11,072,117	9,959,080	8,567,205	6,207,728	6,668,657
Financial services business(1)	1,878,094	2,123,194	2,365,355	2,586,965	2,494,294	1,853,641	2,114,335
Life creation and other businesses(1)	318,125	347,069	350,990	325,629	321,737	227,171	291,925
Operating profit (loss)	840,711	833,558	726,370	633,637	660,208	447,000	671,645
Motorcycle business(2)	170,740	267,015	291,642	285,668	224,608	152,379	232,395
Automobile business(2)	501,181	373,840	209,694	153,323	90,255	52,624	188,547
Financial services business(2)	178,449	196,067	235,945	219,704	356,980	250,581	258,149
Life creation and other businesses(2)	(9,659)	(3,364)	(10,911)	(25,058)	(11,635)	(8,584)	(7,446)
Share of profit of investments accounted for using the equity method	164,793	247,643	228,827	164,203	272,734	204,570	157,034
Profit before income taxes	1,006,986	1,114,973	979,375	789,918	914,053	658,707	845,238
Profit for the year/period	679,394	1,128,639	676,286	509,932	695,444	471,898	616,203
Profit for the year/period attributable to owners of the parent	616,569	1,059,337	610,316	455,746	657,425	444,102	582,169

Notes:

(1)   Represents sales revenue attributable to external customers.

(2)   Represents segment profit (loss) of the relevant segment. Segment profit (loss) of each segment is measured in a consistent manner with consolidated operating profit, which is profit before income taxes before share of profit of investments accounted for using the equity method and finance income and finance costs. Expenses not directly associated with specific segments are allocated based on the most reasonable measures applicable.

	As of March 31,					As of December 31, 2021
	2017	2018	2019	2020	2021
	Yen (millions)
Consolidated Statement of Financial Position Data:
Cash and cash equivalents	¥2,105,976	¥2,256,488	¥2,494,121	¥2,672,353	¥2,758,020	¥2,690,451
Total assets	18,958,123	19,349,164	20,419,122	20,461,465	21,921,030	22,249,779
Financing liabilities, including current and non-current	6,809,118	6,799,010	7,331,120	7,469,686	7,720,985	7,589,741
Equity attributable to owners of the parent	7,295,296	7,933,538	8,267,720	8,012,259	9,082,306	9,770,862
Total equity	7,569,626	8,234,095	8,565,790	8,286,023	9,372,839	10,036,317
Common stock	86,067	86,067	86,067	86,067	86,067	86,067

	As of and for the fiscal years ended March 31,					As of and for the nine months ended December 31,
	2017	2018	2019	2020	2021	2020	2021
	Yen (millions) or percentages
Other Data:
Sales revenue of the non-Financial services businesses(1)	¥12,121,106	¥13,237,952	¥13,523,262	¥12,344,044	¥10,676,225	¥7,693,072	¥8,562,678
Segment profit(2) of the non-Financial services businesses	662,262	637,491	490,425	413,933	303,228	196,419	413,496
Adjusted EBITDA(3)	1,515,040	1,546,651	1,448,065	1,333,514	1,284,447	891,545	1,129,634
Segment Adjusted EBITDA(4) of the non-Financial services businesses	1,332,750	1,343,104	1,174,427	1,051,340	902,371	636,751	856,479
Net cash provided by operating activities	885,073	987,671	775,988	979,415	1,072,379	826,192	947,804
Net cash provided by operating activities of the non-Financial services businesses	1,079,340	1,149,458	1,138,346	1,055,023	1,050,956	761,531	563,089
Adjusted Free Cash Flow(5)	234,455	372,558	198,433	359,934	275,498	162,516	566,025
Adjusted Free Cash Flow(6) of the Financial services business	(201,484)	(168,598)	(321,544)	(8,687)	99,592	91,168	448,109
Adjusted Free Cash Flow(7) of the non-Financial services businesses	567,929	560,114	613,521	470,672	303,818	104,013	178,335
Cash and cash equivalents of the non-Financial services businesses	2,002,502	2,150,157	2,381,470	2,462,679	2,528,369	n.a.	2,416,898
Cash and cash equivalents of the Financial services business	103,474	106,331	112,651	209,674	229,651	n.a.	273,553
Total debt(8) of the non-Financial services businesses	477,638	472,048	437,925	532,013	480,007	n.a.	504,958
Total debt(8) of the Financial services business	6,484,586	6,460,540	6,995,679	7,002,468	7,248,222	n.a.	7,090,340
Consolidated Net Debt(9)	4,703,142	4,542,522	4,836,999	4,797,333	4,962,965	n.a.	4,899,520

	As of and for the fiscal years ended March 31,					As of and for the nine months ended December 31,
	2017	2018	2019	2020	2021	2020	2021
	Yen (millions) or percentages
Net Cash(10) of the non-Financial services businesses	1,524,864	1,678,109	1,943,545	1,930,666	2,048,362	n.a.	1,911,940
Net Debt(11) of the Financial services business	6,381,112	6,354,209	6,883,028	6,792,794	7,018,571	n.a.	6,816,787
Operating profit margin(12)	6.0%	5.4%	4.6%	4.2%	5.0%	4.7%	6.3%
Profit margin(13)	4.9%	7.3%	4.3%	3.4%	5.3%	4.9%	5.8%
Adjusted EBITDA Margin(14)	10.8%	10.1%	9.1%	8.9%	9.8%	9.3%	10.6%
Segment profit margin(15) of the Motorcycle business	9.9%	13.1%	13.9%	13.9%	12.6%	12.1%	14.5%
Segment profit margin(15) of the non-Financial services businesses	5.5%	4.8%	3.6%	3.4%	2.8%	2.6%	4.8%
Segment profit margin(15) of the Financial services business	9.5%	9.2%	10.0%	8.5%	14.3%	13.5%	12.2%
Segment Adjusted EBITDA Margin(16) of the non-Financial services businesses	11.0%	10.1%	8.7%	8.5%	8.5%	8.3%	10.0%
Ratio of Total debt(8)/Segment Adjusted EBITDA(4)(17) of the non-Financial services businesses	0.36x	0.35x	0.37x	0.51x	0.53x	n.a.	0.59x

Notes:

(1)	Represents sales revenue attributable to external customers.
(2)

Represents segment profit (loss) of the relevant segment. Segment profit (loss) of each segment is measured in a consistent manner with consolidated operating profit, which is profit before income taxes before share of profit of investments accounted for using the equity method and finance income and finance costs. Expenses not directly associated with specific segments are allocated based on the most reasonable measures applicable.

(3)

Adjusted EBITDA is a non-IFRS measure and is defined as profit for the year/period before income tax expense (benefit), total finance income and finance costs, share of profit of investments accounted for using the equity method and depreciation, amortization and impairment losses excluding equipment on operating leases. See “—Non-IFRS Measures.”

(4)	Segment Adjusted EBITDA is a non-IFRS measure and is defined as segment profit (loss) plus depreciation and amortization. See “—Non-IFRS Measures.”
(5)	Adjusted Free Cash Flow is a non-IFRS measure and is defined as net cash provided by operating activities minus net cash used in investing activities. See “—Non-IFRS Measures.”
(6)

Adjusted Free Cash Flow of the Financial services business is a non-IFRS measure and is defined as net cash provided by operating activities of the Financial services business minus net cash used in investing activities of the Financial services business. See “—Non-IFRS Measures.”

(7)

Adjusted Free Cash Flow of the non-Financial services businesses is a non-IFRS measure and is defined as net cash provided by operating activities of the non-Financial services businesses minus net cash used in investing activities of the non-Financial services businesses. See “—Non-IFRS Measures.”

(8)	Represents the sum of the current and non-current portions of financing liabilities for the relevant segments.
(9)	Net Cash is a non-IFRS measure and is defined as cash and cash equivalents minus the sum of the current and non-current portions of financing liabilities. See “—Non-IFRS Measures.”
(10)

Net Cash of the non-Financial services businesses is a non-IFRS measure and is defined as cash and cash equivalents of the non-Financial services businesses minus the sum of the current and non-current portions of financing liabilities of the non-Financial services businesses. See “—Non-IFRS Measures.”

(11)

Net Debt of the Financial services business is a non-IFRS measure and is defined as cash and cash equivalents of the Financial services business minus the sum of the current and non-current portions of financing liabilities of the Financial services business. See “—Non-IFRS Measures.”

(12)	Represents the ratio of sales revenue to operating profit.
(13)	Represents the ratio of sales revenue to profit for the year/period.
(14)	Represents the ratio of sales revenue to Adjusted EBITDA. Adjusted EBITDA Margin is a non-IFRS measure. See “—Non-IFRS Measures.”
(15)	Represents the ratio of segment sales revenue attributable to external customers to segment profit.
(16)	Represents the ratio of segment sales revenue attributable to external customers to Segment Adjusted EBITDA. Segment Adjusted EBITDA Margin is a non-IFRS measure. See “—Non-IFRS Measures.”
(17)

Represents the ratio of total debt for the relevant segment to Segment Adjusted EBITDA of the relevant segment. Ratio of Total Debt/Segment Adjusted EBITDA is a non-IFRS measure. See “—Non-IFRS Measures.”

Non-IFRS Measures

In addition to our financial results reported under IFRS, we also prepare and disclose Adjusted EBITDA and Segment Adjusted EBITDA (and the following ratios incorporating Adjusted EBITDA and Segment Adjusted EBITDA: Adjusted EBITDA Margin, Segment Adjusted EBITDA Margin and the Ratio of Total Debt/Segment Adjusted EBITDA), Adjusted Free Cash Flow, both on a consolidated basis and as divided among our non-Financial services businesses and our Financial services business, and Net Cash (Debt), both on a consolidated basis and as divided among our non-Financial services businesses and our Financial services business. Each of these measures constitute non-IFRS measures. We strongly encourage investors to review our historical financial statements in their entirety and to use measures presented in accordance with IFRS as the primary means of evaluating our performance, value and prospects for the future, and to use the non-IFRS measures presented herein as supplemental measures. For each non-IFRS measure presented below, we have also identified the most directly comparable measure or measures presented in accordance with IFRS and presented a reconciliation to such measure or measures.

Adjusted EBITDA and Segment Adjusted EBITDA and Related Ratios

We present Adjusted EBITDA and Segment Adjusted EBITDA because we believe that these measures are useful to investors as similar performance measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. These measures are also used by our management to evaluate the performance of our business (in the case of Adjusted EBITDA and Segment Adjusted EBITDA), our margins (in the case of Adjusted EBITDA Margin and Segment Adjusted EBITDA Margin) and the leverage of our non-Financial services businesses (in the case of the Ratio of Total Debt/Segment Adjusted EBITDA of the non-Financial services businesses).

We define Adjusted EBITDA as profit for the year/period before income tax expense, total finance income and finance costs and share of profit of investments accounted for using the equity method to first arrive at operating profit. To this figure, we add depreciation, amortization and impairment losses excluding equipment on operating leases to arrive at Adjusted EBITDA. We define Segment Adjusted EBITDA as segment profit (loss) plus segment depreciation and amortization. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by sales revenue. We define Segment Adjusted EBITDA Margin as Segment Adjusted EBITDA divided by segment sales revenue. We define the ratio of Total Debt/Segment Adjusted EBITDA as the ratio of segment total debt to Segment Adjusted EBITDA.

The usefulness of Adjusted EBITDA and Segment Adjusted EBITDA and of the ratios we present incorporating these measures to investors has significant limitations including, but not limited to, (i) they may not be comparable to similarly titled measures used by other companies, including other companies in our industry and (ii) they exclude financial information and events, such as the share of profit of investments accounted for using the equity method, that some may consider important in evaluating our performance, value or prospects for the future. Adjusted EBITDA and Segment Adjusted EBITDA should not be considered in isolation and are not, and should not be viewed as, substitutes for operating income or profit for the year/period, in the case of Adjusted EBITDA, or segment profit (loss), in the case of Segment Adjusted EBITDA, or any other measure of performance presented in accordance with IFRS.

The most directly comparable measure under IFRS for Adjusted EBITDA is profit for the year/period. The most directly comparable measure under IFRS for Segment Adjusted EBITDA is segment profit for the year/period. The most directly comparable measure under IFRS for Adjusted EBITDA Margin is profit margin. The most directly comparable measure under IFRS for Segment Adjusted EBITDA Margin is segment profit margin. The most directly comparable measure under IFRS for the Ratio of Total Debt/Segment Adjusted EBITDA for the non-Financial services businesses is total debt/segment profit for the non-Financial services businesses. The following tables provide reconciliations from these measures presented under IFRS to each of Adjusted EBITDA, Segment Adjusted EBITDA, Adjusted EBITDA Margin, Segment Adjusted EBITDA Margin and the Ratio of Total Debt/Segment Adjusted EBITDA for the non-Financial services businesses for the periods shown:

Reconciliation of Adjusted EBITDA to Profit for the Year/Period

	For the fiscal years ended March 31,					For the nine months ended December 31,
	2017	2018	2019	2020	2021	2020	2021
	Yen (millions)
Profit for the year/period	¥679,394	¥1,128,639	¥676,286	¥509,932	¥695,444	¥471,898	¥616,203
Income tax expense (benefit)	327,592	(13,666)	303,089	279,986	218,609	186,809	229,035
Total finance (income) and finance costs	(1,482)	(33,772)	(24,178)	7,922	18,889	(7,137)	(16,559)
Share of profit of investments accounted for using the equity method	(164,793)	(247,643)	(228,827)	(164,203)	(272,734)	(204,570)	(157,034)

Operating profit	¥840,711	¥833,558	¥726,370	¥633,637	¥660,208	¥447,000	¥671,645
Depreciation, amortization and impairment losses excluding equipment on operating leases	674,329	713,093	721,695	699,877	624,239	444,545	457,989

Adjusted EBITDA	¥1,515,040	¥1,546,651	¥1,448,065	¥1,333,514	¥1,284,447	¥891,545	¥1,129,634

Reconciliations of Segment Adjusted EBITDA to Segment Profit (Loss) and Profit for the Year/Period

	For the fiscal year ended March 31, 2017
		Non-financial services businesses
	Consolidated	Motorcycle business	Automobile business	Life creation and other businesses	Total	Financial services business	Reconciling items
	Yen (millions)
Profit for the year	¥679,394
Income tax expense	327,592
Total finance (income) and finance costs	(1,482)
Share of (profit) of investments accounted for using the equity method	(164,793)
Segment profit (loss)(1)	¥840,711	¥170,740	¥501,181	¥(9,659)	¥662,262	¥178,449	—
Segment depreciation and amortization		79,398	576,546	14,544	670,488	664,940	—

Segment Adjusted EBITDA		¥250,138	¥1,077,727	¥4,885	¥1,332,750	¥843,389	—

	For the fiscal year ended March 31, 2018
		Non-financial services businesses
	Consolidated	Motorcycle business	Automobile business	Life creation and other businesses	Total	Financial services business	Reconciling items
	Yen (millions)
Profit for the year	¥1,128,639
Income tax expense	(13,666)
Total finance (income) and finance costs	(33,772)
Share of (profit) of investments accounted for using the equity method	(247,643)
Segment profit (loss)(1)	¥833,558	¥267,015	¥373,840	¥(3,364)	¥637,491	¥196,067	—
Segment depreciation and amortization		74,128	616,321	15,164	705,613	748,503	—

Segment Adjusted EBITDA		¥341,143	¥990,161	¥11,800	¥1,343,104	¥944,570	—

	For the fiscal year ended March 31, 2019
		Non-financial services businesses
	Consolidated	Motorcycle business	Automobile business	Life creation and other businesses	Total	Financial services business	Reconciling items
	Yen (millions)
Profit for the year	¥676,286
Income tax expense	303,089
Total finance (income) and finance costs	(24,178)
Share of (profit) of investments accounted for using the equity method	(228,827)
Segment profit (loss)(1)	¥726,370	¥291,642	¥209,694	¥(10,911)	¥490,425	¥235,945	—
Segment depreciation and amortization		66,680	603,124	14,198	684,002	784,683	—

Segment Adjusted EBITDA		¥358,322	¥812,818	¥3,287	¥1,174,427	¥1,020,628	—

	For the fiscal year ended March 31, 2020
		Non-financial services businesses
	Consolidated	Motorcycle business	Automobile business	Life creation and other businesses	Total	Financial services business	Reconciling items
	Yen (millions)
Profit for the year	¥509,932
Income tax expense	279,986
Total finance (income) and finance costs	7,922
Share of (profit) of investments accounted for using the equity method	(164,203)
Segment profit (loss)(1)	¥633,637	¥285,668	¥153,323	¥(25,058)	¥413,933	¥219,704	—
Segment depreciation and amortization		67,512	555,153	14,742	637,407	823,996	—

Segment Adjusted EBITDA		¥353,180	¥708,476	¥(10,316)	¥1,051,340	¥1,043,700	—

	For the fiscal year ended March 31, 2021
		Non-financial services businesses
	Consolidated	Motorcycle business	Automobile business	Life creation and other businesses	Total	Financial services business	Reconciling items
	Yen (millions)
Profit for the year	¥695,444
Income tax expense	218,609
Total finance (income) and finance costs	18,889
Share of (profit) of investments accounted for using the equity method	(272,734)
Segment profit (loss)(1)	¥660,208	¥224,608	¥90,255	¥(11,635)	¥303,228	¥356,980	—
Segment depreciation and amortization		68,258	515,241	15,644	599,143	825,975	—

Segment Adjusted EBITDA		¥292,866	¥605,496	¥4,009	¥902,371	¥1,182,955	—

	For the nine months ended December 31, 2020
		Non-financial services businesses
	Consolidated	Motorcycle business	Automobile business	Life creation and other businesses	Total	Financial services business	Reconciling items
	Yen (millions)
Profit for the period	¥471,898
Income tax expense	186,809
Total finance (income) and finance costs	(7,137)
Share of (profit) of investments accounted for using the equity method	(204,570)
Segment profit (loss)(1)	¥447,000	¥152,379	¥52,624	¥(8,584)	¥196,419	¥250,581	—
Segment depreciation and amortization		50,324	378,524	11,484	440,332	617,238	—

Segment Adjusted EBITDA		¥202,703	¥431,148	¥2,900	¥636,751	¥867,819	—

	For the nine months ended December 31, 2021
		Non-financial services businesses
	Consolidated	Motorcycle business	Automobile business	Life creation and other businesses	Total	Financial services business	Reconciling items
	Yen (millions)
Profit for the period	¥616,203
Income tax expense	229,035
Total finance (income) and finance costs	(16,559)
Share of (profit) of investments accounted for using the equity method	(157,034)
Segment profit (loss)(1)	¥671,645	¥232,395	¥188,547	¥(7,446)	¥413,496	¥258,149	—
Segment depreciation and amortization		49,127	381,128	12,728	442,983	661,252	—

Segment Adjusted EBITDA		¥281,522	¥569,675	¥5,282	¥856,479	¥919,401	—

Notes:

(1)	The figure for segment profit (loss) presented under the “Consolidated” column represents consolidated operating profit.
(2)

Segment profit (loss) of each segment is measured in a consistent manner with consolidated operating profit, which is profit before income taxes before share of profit of investments accounted for using the equity method and finance income and finance costs. Expenses not directly associated with specific segments are allocated based on the most reasonable measures applicable.

Reconciliation of Adjusted EBITDA Margin to Profit Margin

	For the fiscal years ended March 31,					For the nine months ended December 31,
	2017	2018	2019	2020	2021	2020	2021
	Yen (millions) or percentages
Sales revenue	¥13,999,200	¥15,361,146	¥15,888,617	¥14,931,009	¥13,170,519	¥9,546,713	¥10,677,013
Profit for the year/period	¥679,394	¥1,128,639	¥676,286	¥509,932	¥695,444	¥471,898	¥616,203
Profit margin	4.9%	7.3%	4.3%	3.4%	5.3%	4.9%	5.8%

Sales revenue	¥13,999,200	¥15,361,146	¥15,888,617	¥14,931,009	¥13,170,519	¥9,546,713	¥10,677,013
Adjusted EBITDA	¥1,515,040	¥1,546,651	¥1,448,065	¥1,333,514	¥1,284,447	¥891,545	¥1,129,634
Adjusted EBITDA Margin	10.8%	10.1%	9.1%	8.9%	9.8%	9.3%	10.6%

Reconciliations of Segment Adjusted EBITDA Margin to Segment Profit (Loss) Margin

	For the fiscal year ended March 31, 2017
	Non-financial services businesses
	Motorcycle business	Automobile business	Life creation and other businesses	Total	Financial services business
	Yen (millions) or percentages
Segment sales revenue	¥1,716,165	¥10,086,816	¥318,125	¥12,121,106	¥1,878,094
Segment profit (loss)	¥170,740	¥501,181	¥(9,659)	¥662,262	¥178,449
Segment profit (loss) margin	9.9%	5.0%	(3.0)%	5.5%	9.5%

Segment sales revenue	¥1,716,165	¥10,086,816	¥318,125	¥12,121,106	¥1,878,094
Segment Adjusted EBITDA	¥250,138	¥1,077,727	¥4,885	¥1,332,750	¥843,389
Segment Adjusted EBITDA Margin	14.6%	10.7%	1.5%	11.0%	44.9%

	For the fiscal year ended March 31, 2018
	Non-financial services businesses
	Motorcycle business	Automobile business	Life creation and other businesses	Total	Financial services business
	Yen (millions) or percentages
Segment sales revenue	¥2,038,712	¥10,852,171	¥347,069	¥13,237,952	¥2,123,194
Segment profit (loss)	¥267,015	¥373,840	¥(3,364)	¥637,491	¥196,067
Segment profit (loss) margin	13.1%	3.4%	(1.0)%	4.8%	9.2%

Segment sales revenue	¥2,038,712	¥10,852,171	¥347,069	¥13,237,952	¥2,123,194
Segment Adjusted EBITDA	¥341,143	¥990,161	¥11,800	¥1,343,104	¥944,570
Segment Adjusted EBITDA Margin	16.7%	9.1%	3.4%	10.1%	44.5%

	For the fiscal year ended March 31, 2019
	Non-financial services businesses
	Motorcycle business	Automobile business	Life creation and other businesses	Total	Financial services business
	Yen (millions) or percentages
Segment sales revenue	¥2,100,155	¥11,072,117	¥350,990	¥13,523,262	¥2,365,355
Segment profit (loss)	¥291,642	¥209,694	¥(10,911)	¥490,425	¥235,945
Segment profit (loss) margin	13.9%	1.9%	(3.1)%	3.6%	10.0%

Segment sales revenue	¥2,100,155	¥11,072,117	¥350,990	¥13,523,262	¥2,365,355
Segment Adjusted EBITDA	¥358,322	¥812,818	¥3,287	¥1,174,427	¥1,020,628
Segment Adjusted EBITDA Margin	17.1%	7.3%	0.9%	8.7%	43.1%

	For the fiscal year ended March 31, 2020
	Non-financial services businesses
	Motorcycle business	Automobile business	Life creation and other businesses	Total	Financial services business
	Yen (millions) or percentages
Segment sales revenue	¥2,059,335	¥9,959,080	¥325,629	¥12,344,044	¥2,586,965
Segment profit (loss)	¥285,668	¥153,323	¥(25,058)	¥413,933	¥219,704
Segment profit (loss) margin	13.9%	1.5%	(7.7)%	3.4%	8.5%

Segment sales revenue	¥2,059,335	¥9,959,080	¥325,629	¥12,344,044	¥2,586,965
Segment Adjusted EBITDA	¥353,180	¥708,476	¥(10,316)	¥1,051,340	¥1,043,700
Segment Adjusted EBITDA Margin	17.2%	7.1%	(3.2)%	8.5%	40.3%

	For the fiscal year ended March 31, 2021
	Non-financial services businesses
	Motorcycle business	Automobile business	Life creation and other businesses	Total	Financial services business
	Yen (millions) or percentages
Segment sales revenue	¥1,787,283	¥8,567,205	¥321,737	¥10,676,225	¥2,494,294
Segment profit (loss)	¥224,608	¥90,255	¥(11,635)	¥303,228	¥356,980
Segment profit (loss) margin	12.6%	1.1%	(3.6)%	2.8%	14.3%

Segment sales revenue	¥1,787,283	¥8,567,205	¥321,737	¥10,676,225	¥2,494,294
Segment Adjusted EBITDA	¥292,866	¥605,496	¥4,009	¥902,371	¥1,182,955
Segment Adjusted EBITDA Margin	16.4%	7.1%	1.2%	8.5%	47.4%

	For the nine months ended December 31, 2020
	Non-financial services businesses
	Motorcycle business	Automobile business	Life creation and other businesses	Total	Financial services business
	Yen (millions) or percentages
Segment sales revenue	¥1,258,173	¥6,207,728	¥227,171	¥7,693,072	¥1,853,641
Segment profit (loss)	¥152,379	¥52,624	¥(8,584)	¥196,419	¥250,581
Segment profit (loss) margin	12.1%	0.8%	(3.8)%	2.6%	13.5%

Segment sales revenue	¥1,258,173	¥6,207,728	¥227,171	¥7,693,072	¥1,853,641
Segment Adjusted EBITDA	¥202,703	¥431,148	¥2,900	¥636,751	¥867,819
Segment Adjusted EBITDA Margin	16.1%	6.9%	1.3%	8.3%	46.8%

	For the nine months ended December 31, 2021
	Non-financial services businesses
	Motorcycle business	Automobile business	Life creation and other businesses	Total	Financial services business
	Yen (millions)
Segment sales revenue	¥1,602,096	¥6,668,657	¥291,925	¥8,562,678	¥2,114,335
Segment profit (loss)	¥232,395	¥188,547	¥(7,446)	¥413,496	¥258,149
Segment profit (loss) margin	14.5%	2.8%	(2.6)%	4.8%	12.2%

Segment sales revenue	¥1,602,096	¥6,668,657	¥291,925	¥8,562,678	¥2,114,335
Segment Adjusted EBITDA	¥281,522	¥569,675	¥5,282	¥856,479	¥919,401
Segment Adjusted EBITDA Margin	17.6%	8.5%	1.8%	10.0%	43.5%

Reconciliation of the Ratio of Total Debt/Segment Adjusted EBITDA of the Non-Financial Services Businesses to Total Debt/Segment Profit

	As of and for the fiscal years ended March 31,										As of and for the nine months ended December 31,
	2017		2018		2019		2020		2021		2021
	Yen (millions) or ratios
Total debt(1)	¥477,638		¥472,048		¥437,925		¥532,013		¥480,007		¥504,958
Segment profit	¥662,262		¥637,491		¥490,425		¥413,933		¥303,228		¥413,496
Total debt/segment profit	0.72	x	0.74	x	0.89	x	1.29	x	1.58	x	1.22	x

Total debt(1)	¥477,638		¥472,048		¥437,925		¥532,013		¥480,007		¥504,958
Segment Adjusted EBITDA	¥1,332,750		¥1,343,104		¥1,174,427		¥1,051,340		¥902,371		¥856,479
Ratio of Total debt/Segment Adjusted EBITDA	0.36	x	0.35	x	0.37	x	0.51	x	0.53	x	0.59	x

Note:

(1)	Represents the sum of the current and non-current portions of financing liabilities.

Adjusted Free Cash Flow

We present Adjusted Free Cash Flow because we believe that these measures are useful to investors as similar measures of liquidity are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Adjusted Free Cash Flow are also used by our management to evaluate our liquidity and cash flows, particularly, in the case of segment Adjusted Free Cash Flow of the non-Financial services businesses, as it related to the cash generation ability of our manufacturing and sales businesses.

We define Adjusted Free Cash Flow as net cash provided by operating activities less net cash used in investing activities. The usefulness of Adjusted Free Cash Flow to investors has significant limitations including, but not limited to, (i) it may not be comparable to similarly titled measures used by other companies, including those in our industry, particularly in that we define it to subtract from net cash provided by operating activities not only payments for additions to property, plant and equipment but all of the other components of net cash used in investing activities and (ii) it does not reflect the effect of our current and future contractual and other commitments requiring the use or allocation of capital. Adjusted Free Cash Flow should not be considered in isolation and is not, and should not be viewed as, a substitute for net cash flows provided by operating activities or any other measure of liquidity presented in accordance with IFRS.

The most directly comparable measure under IFRS for Adjusted Free Cash Flow is net cash provided by operating activities. The following tables provide reconciliations from net cash provided by operating activities to Adjusted Free Cash Flow for the periods shown:

	For the fiscal year ended March 31, 2017
	Non-financial services businesses	Financial services business	Reconciling items	Consolidated
	Yen (millions)
Net cash provided by (used in) operating activities	¥1,079,340	¥(192,849)	¥(1,418)	¥885,073
Net cash used in investing activities	(511,411)	(8,635)	(130,572)	(650,618)

Adjusted Free Cash Flow	¥567,929	¥(201,484)	¥(131,990)	¥234,455

	For the fiscal year ended March 31, 2018
	Non-financial services businesses	Financial services business	Reconciling items	Consolidated
	Yen (millions)
Net cash provided by (used in) operating activities	¥1,149,458	¥(161,768)	¥(19)	¥987,671
Net cash used in investing activities	(589,344)	(6,830)	(18,939)	(615,113)

Adjusted Free Cash Flow	¥560,114	¥(168,598)	¥(18,958)	¥372,558

	For the fiscal year ended March 31, 2019
	Non-financial services businesses	Financial services business	Reconciling items	Consolidated
	Yen (millions)
Net cash provided by (used in) operating activities	¥1,138,346	¥(301,205)	¥(61,153)	¥775,988
Net cash used in investing activities	(524,825)	(20,339)	(32,391)	(577,555)

Adjusted Free Cash Flow	¥613,521	¥(321,544)	¥(93,544)	¥198,433

	For the fiscal year ended March 31, 2020
	Non-financial services businesses	Financial services business	Reconciling items	Consolidated
	Yen (millions)
Net cash provided by (used in) operating activities	¥1,055,023	¥(6,137)	¥(69,471)	¥979,415
Net cash used in investing activities	(584,351)	(2,550)	(32,580)	(619,481)

Adjusted Free Cash Flow	¥470,672	¥(8,687)	¥(102,051)	¥359,934

	For the fiscal year ended March 31, 2021
	Non-financial services businesses	Financial services business	Reconciling items	Consolidated
	Yen (millions)
Net cash provided by operating activities	¥1,050,956	¥87,175	¥(65,752)	¥1,072,379
Net cash provided by (used in) investing activities	(747,138)	12,417	(62,160)	(796,881)

Adjusted Free Cash Flow	¥303,818	¥99,592	¥(127,912)	¥275,498

	For the nine months ended December 31, 2020
	Non-financial services businesses	Financial services business	Reconciling items	Consolidated
	Yen (millions)
Net cash provided by operating activities	¥761,531	¥79,929	¥(15,268)	¥826,192
Net cash provided by (used in) investing activities	(657,518)	11,239	(17,397)	(663,676)

Adjusted Free Cash Flow	¥104,013	¥91,168	¥(32,665)	¥162,516

	For the nine months ended December 31, 2021
	Non-financial services businesses	Financial services business	Reconciling items	Consolidated
	Yen (millions)
Net cash provided by operating activities	¥563,089	¥443,790	¥(59,075)	¥947,804
Net cash provided by (used in) investing activities	(384,754)	4,319	(1,344)	(381,779)

Adjusted Free Cash Flow	¥178,335	¥448,109	¥(60,419)	¥566,025

Net Cash (Debt)

We present Net Cash (Debt), both on a consolidated basis and as divided among our non-Financial services businesses and our Financial services business, because we believe that it is useful to investors as a measure of our levels of indebtedness, net of cash and cash equivalents. We also believe that similar measures of indebtedness are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

We define Net Cash (Debt) by subtracting from cash and cash equivalents the sum of the current and non-current portions of financing liabilities. A positive figure represents a net cash position, while a negative figure represents a net debt position. The usefulness of Net Cash (Debt) to investors has significant limitations including, but not limited to, (i) it may not be comparable to similarly titled measures used by other companies, including those in our industry, (ii) it does not reflect the amounts of interest payments to be paid on our indebtedness, (iii) it does not reflect any restrictions on our ability to prepay or redeem any of our indebtedness and (iv) it does not reflect any fees, costs or other expenses that we may incur in converting cash equivalents to cash, in converting cash from one currency into another or in moving cash within our consolidated group. Net Cash (Debt) should not be considered in isolation and are not, and should not be viewed as, a substitute for cash and cash equivalents, financing liabilities or any other measure presented in accordance with IFRS.

The most directly comparable measures under IFRS for Net Cash (Debt) are cash and cash equivalents and financing liabilities. The following table provides a reconciliation from cash and cash equivalents and financial liabilities to Net Cash (Debt) as of the periods shown:

	As of March 31, 2017
	Non-financial services businesses	Financial services business	Reconciling items	Consolidated
	Yen (millions)
Cash and cash equivalents	¥2,002,502	¥103,474	¥—	¥2,105,976
Financing liabilities (current portion)	(349,130)	(2,590,843)	153,045	(2,786,928)
Financing liabilities (non-current portion)	(128,508)	(3,893,743)	61	(4,022,190)

Net Cash (Debt)	¥1,524,864	¥(6,381,112)	¥153,106	¥(4,703,142)

	As of March 31, 2018
	Non-financial services businesses	Financial services business	Reconciling items	Consolidated
	Yen (millions)
Cash and cash equivalents	¥2,150,157	¥106,331	¥—	¥2,256,488
Financing liabilities (current portion)	(331,723)	(2,719,074)	133,536	(2,917,261)
Financing liabilities (non-current portion)	(140,325)	(3,741,466)	42	(3,881,749)

Net Cash (Debt)	¥1,678,109	¥(6,354,209)	¥133,578	¥(4,542,522)

	As of March 31, 2019
	Non-financial services businesses	Financial services business	Reconciling items	Consolidated
	Yen (millions)
Cash and cash equivalents	¥2,381,470	¥112,651	¥—	¥2,494,121
Financing liabilities (current portion)	(361,432)	(2,929,802)	102,452	(3,188,782)
Financing liabilities (non-current portion)	(76,493)	(4,065,877)	32	(4,142,338)

Net Cash (Debt)	¥1,943,545	¥(6,883,028)	¥102,484	¥(4,836,999)

	As of March 31, 2020
	Non-financial services businesses	Financial services business	Reconciling items	Consolidated
	Yen (millions)
Cash and cash equivalents	¥2,462,679	¥209,674	¥—	¥2,672,353
Financing liabilities (current portion)	(380,116)	(2,933,114)	64,773	(3,248,457)
Financing liabilities (non-current portion)	(151,897)	(4,069,354)	22	(4,221,229)

Net Cash (Debt)	¥1,930,666	¥(6,792,794)	¥64,795	¥(4,797,333)

	As of March 31, 2021
	Non-financial services businesses	Financial services business	Reconciling items	Consolidated
	Yen (millions)
Cash and cash equivalents	¥2,528,369	¥229,651	¥—	¥2,758,020
Financing liabilities (current portion)	(329,342)	(2,683,526)	7,244	(3,005,624)
Financing liabilities (non-current portion)	(150,665)	(4,564,696)	—	(4,715,361)

Net Cash (Debt)	¥2,048,362	¥(7,018,571)	¥7,244	¥(4,962,965)

	As of December 31, 2021
	Non-financial services businesses	Financial services business	Reconciling items	Consolidated
	Yen (millions)
Cash and cash equivalents	¥2,416,898	¥273,553	¥—	¥2,690,451
Financing liabilities (current portion)	(356,007)	(2,753,031)	5,557	(3,103,481)
Financing liabilities (non-current portion)	(148,951)	(4,337,309)	—	(4,486,260)

Net Cash (Debt)	¥1,911,940	¥(6,816,787)	¥5,557	¥(4,899,290)

DESCRIPTION OF THE NOTES

The following description of the notes supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of our senior debt securities set forth in the accompanying prospectus under the heading “Description of Senior Debt Securities.” It is important for you to consider the information contained in this prospectus supplement and in the accompanying prospectus and any applicable free writing prospectus in making your investment decision with respect to the notes. Whenever a defined term is referred to but not defined in this section, the definition of that term is contained in the accompanying prospectus or in the Indenture (as described below).

When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean Honda Motor Co., Ltd., excluding, unless the context otherwise requires or as otherwise expressly stated, any existing or future subsidiaries.

General

The 2025 notes, the 2027 notes and the 2032 notes will each constitute a series of senior debt securities to be issued under an indenture between us and The Bank of New York Mellon, a banking corporation organized and existing under the laws of the State of New York with limited liability, as Trustee (the “Trustee”), to be dated as of March 10, 2022, as amended or supplemented from time to time (the “Indenture”). The Indenture is qualified under the U.S. Trust Indenture Act of 1939, as amended. The Indenture is more fully described in the accompanying prospectus. Upon prior written request and satisfactory proof of holding, copies of the Indenture and any amendments or supplements thereto will be available during normal office hours (being 9:00 a.m. to 3:00 p.m.) at the offices of the Trustee.

We will issue the notes in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof. The notes of each series will be represented by one or more registered notes in global form without coupons deposited with a custodian and registered in the name of DTC or its nominee, in each case for credit to the accounts of direct and indirect participants, including Euroclear and Clearstream.

The notes of each series may be redeemed at any time prior to maturity in the circumstances described under “—Optional Redemption” below and as set forth under “Description of Senior Debt Securities—Optional Tax Redemption” in the accompanying prospectus. The notes will not be subject to any sinking fund.

The notes will constitute our direct, unconditional, unsecured and unsubordinated general obligations and will at all times rank pari passu without any preference among themselves and with all our other unsecured obligations, other than our subordinated obligations and except for statutorily preferred obligations.

The Indenture and the notes will not contain any financial covenants or restrictions on the payment of dividends, the incurrence of indebtedness, including other senior indebtedness (other than as set forth below under “—Negative Pledge”), or the issuance or repurchase of our securities. The Indenture and the notes will not contain any covenants or other provisions that afford protection or grant special rights to holders of the notes in the event of a highly leveraged transaction or a change in control of us.

Principal, Maturity and Interest

We expect to issue one or more series of senior fixed rate notes in the initial aggregate principal amount(s) and with the maturity date(s) set forth in the applicable pricing term sheet and described on the cover page and under “Summary—The Offering.”

Interest on the notes of each series will accrue at the rate per annum, and from the date, set forth in the applicable pricing term sheet and described on the cover page and under “Summary—The Offering.” We will pay interest on the notes of each series semiannually in arrears, on March 10 and September 10 of each year, beginning on September 10, 2022, to the persons in whose names the notes of each series are registered as of the close of business on February 28 and August 31 of each year (whether or not a business day) immediately preceding the relevant interest payment date. Interest on the notes will be paid to but excluding the relevant interest payment date. We will compute interest on the basis of a 360-day year consisting of twelve 30-day months and rounding the resulting figure to the nearest cent (half a cent being rounded upwards). We will pay the principal of and interest on the notes of each series in U.S. dollars or in such other coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

If any payment is due on the notes on a day that is not a business day, we will make the payment on the day that is the next business day. Payments postponed to the next business day in this situation will be treated under the Indenture as if they were made on the original due date. Postponement of this kind will not result in a default under the notes or the Indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day.

All payments in respect of the notes will be subject in all cases to any applicable fiscal laws or other laws and regulations, and, except as described in “Description of Senior Debt Securities—Taxation and Additional Amounts” in the accompanying prospectus, no additional amounts will be payable as a result of the withholding or deduction of any taxes or duties of whatever nature imposed or levied as a result of such laws or regulations.

The term “business day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking or trust institutions in New York City or in Tokyo are authorized generally or obligated by law, regulation or executive order to be closed.

Optional Redemption

We have the option to redeem the notes of each series, in whole or in part, at any time and from time to time prior to, February 10, 2025 (the date that is one month prior to maturity) in the case of the 2025 notes, February 10, 2027 (the date that is one month prior to maturity) in the case of the 2027 notes and December 10, 2031 (the date that is three months prior to maturity) in the case of the 2032 notes (in each case, the “Par Call Date”), at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points in the case of the 2025 notes, 12.5 basis points in the case of the 2027 notes and 17.5 basis points in the case of the 2032 notes less (b) interest accrued to the date of redemption for each such series to be redeemed; and

(ii)	100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date for each such series to be redeemed.

On or after the Par Call Date for such series of notes, we may redeem the notes of each series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes of such series being redeemed plus accrued and unpaid interest thereon to the redemption date for each such series to be redeemed.

As used herein:

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

We shall determine the Treasury Rate after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication ) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life —and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, we shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes of such series to be redeemed and the Trustee.

In the case of a partial redemption, selection of the notes of such series for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole and absolute discretion deems appropriate and fair. No notes of such series of a principal amount of less than the minimum denomination will be redeemed in part. If any note of such series is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Optional Tax Redemption

We have the option to redeem the notes prior to maturity in the event of certain changes in tax laws or regulations and certain other conditions are met. See “Description of Senior Debt Securities—Optional Tax Redemption” in the accompanying prospectus.

Negative Pledge

So long as any of the notes remain outstanding, we may not create or permit to subsist any Lien (as defined below) on any of our property, assets or revenues, present or future, to secure, for the benefit of the holders of Public External Indebtedness (as defined below), payment of any sum owing in respect of any such Public External Indebtedness, any payment under any guarantee of any such Public External Indebtedness or any payment under any indemnity or other like obligation relating to any such Public External Indebtedness, unless contemporaneously therewith effective provision is made to secure the outstanding notes equally and ratably with such Public External Indebtedness with a similar Lien on the same property, assets or revenues securing such Public External Indebtedness for so long as such Public External Indebtedness are secured by such Lien. Notwithstanding the foregoing, this restriction will not apply to Liens on money paid to or money or securities deposited by us with a fiscal agent, trustee or depository to pay, defease or discharge in full over time our obligations in respect of other Public External Indebtedness (provided that such money or securities so paid or deposited, and the proceeds therefrom, will be sufficient to pay or discharge such obligations in full).

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property or asset and any other right of or arrangement with any creditor to have its claims satisfied out of any property or assets, or the proceeds therefrom, prior to any general creditor of the owner thereof.

“Public External Indebtedness” means any bonds, debentures, notes or any other similar investment securities of ours evidencing indebtedness for borrowed money, or guarantees thereof, which (a) are either (i) by their terms payable, or confer a right to receive payment, in any currency other than Japanese yen or (ii) denominated in Japanese yen and more than 50% of the aggregate principal amount thereof is initially distributed outside of Japan by or with our authorization; and (b) are, are capable of being or are intended to be, quoted, listed, ordinarily dealt in or traded on a stock exchange or over-the-counter or other securities market outside Japan.

Events of Default and Remedies

Holders of the notes will have certain rights if an event of default occurs. You should read the information under the heading “Description of Senior Debt Securities—Events of Default under the Indenture” in the accompanying prospectus.

Methods of Receiving Payments

The principal of, and interest and additional amounts on, the notes represented by the global certificates will be payable in U.S. dollars. Subject to the terms of the Indenture, the paying agent will hold all sums received by it for the payment of the principal and interest on the notes. We will cause the paying agent to pay such amounts received by it, on the dates payment is to be made, directly to DTC.

Trustee, Paying Agent, Transfer Agent and Registrar

The Bank of New York Mellon, located at 240 Greenwich Street, New York, New York 10286, United States of America, will initially act as trustee, paying agent, transfer agent and registrar for the notes. We may change the paying agent, transfer agent or registrar without prior notice to the holders of the notes, and we or any of our subsidiaries may act as paying agent, transfer agent or registrar.

Governing Law

The notes and the Indenture will be governed by and construed in accordance with the laws of the State of New York.

Book Entry, Delivery and Form

The notes will be represented by one or more global certificates. The global certificates will be deposited upon issuance with Cede & Co., as nominee for DTC, and registered in the name of DTC or its nominee, in each case for credit to the accounts of direct or indirect participants, including Clearstream and Euroclear.

Except as otherwise described in this prospectus supplement or the accompanying prospectus, the global notes may be transferred, in whole and not in part, only to DTC, a nominee of DTC or to a successor of DTC or its nominee. You may not exchange your beneficial interests in the global notes for notes in certificated form except in limited circumstances. In addition, transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Clearstream and Euroclear), which may change from time to time.

It is expected that delivery of the notes will be made against payment for the notes on the date set forth in the applicable pricing term sheet and described on the cover page and under “Summary—The Offering.”

Clearance and Settlement

The notes have been accepted for clearance through DTC, Euroclear and Clearstream.

TAXATION

The following is a general description of certain aspects of Japanese and U.S. federal income taxation applicable to the notes. It does not purport to be a comprehensive description of the tax aspects of the notes. Prospective purchasers should note that, although the general tax information on Japanese and U.S. taxation is described hereunder for convenience, the statements below are general in nature and not exhaustive.

Prospective purchasers are advised to consult their own legal, tax, accountancy or other professional advisers in order to ascertain their particular circumstances regarding taxation. The statements below are based on current tax laws and regulations in Japan and the United States and applicable income tax treaties executed by Japan and the United States all as in effect on the date of this prospectus supplement and all of which are subject to change or differing interpretations (possibly with retroactive effect). Neither such statements nor any other statements in this document are to be regarded as advice on the tax position of any beneficial owner of the notes or any person purchasing, selling or otherwise dealing in the notes or any tax implication arising from the purchase, sale or other dealings in respect of the notes.

Japanese Taxation

The Notes

The notes do not fall under the concept of so-called “taxable linked bonds” as described in Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation, i.e., bonds of which the amount of interest is to be calculated by reference to certain indexes (as prescribed by the Cabinet Order No. 43 of 1957, as amended, or the Cabinet Order, under the Act on Special Measures Concerning Taxation) relating to the issuer of the notes or a specially-related person of the Issuer.

Representation by Investor upon Distribution

By subscribing for the notes, an investor will be deemed to have represented that it is a beneficial owner that is, (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of the Issuer or (ii) a Designated Financial Institution, as defined below. The notes are not as part of the distribution by the underwriters under the underwriting agreement at any time to be directly or indirectly offered or sold to, or for the benefit of, any person other than a beneficial owner that is described in (i) or (ii) above.

Interest Payments on Notes and Redemption Gain or Redemption Loss

The following description of Japanese taxation (limited to national taxes) applies exclusively to interest on the notes and the redemption gain or redemption loss, meaning any positive or negative difference between the acquisition price of the interest-bearing notes of the holder and the amount which the holder receives upon redemption of such interest-bearing notes (the “Redemption Gain” or the “Redemption Loss,” as the case may be), where such notes are issued by the issuer of the notes outside Japan and payable outside Japan. In addition, the following description assumes that only global notes are issued for the notes, and no definitive notes and coupons that are independently traded are issued, in which case different tax consequences may apply. It is not intended to be exhaustive and prospective purchasers are recommended to consult their tax advisers as to their exact tax position.

1. Non-resident Investors

If the recipient of interest on the notes or of the Redemption Gain with respect to such interest-bearing notes is an individual non-resident of Japan or a non-Japanese corporation for Japanese tax purposes, as described below, the Japanese tax consequences on such individual non-resident of Japan or non-Japanese corporation are significantly different depending upon whether such individual non-resident of Japan or non-Japanese corporation is a specially-related person of the Issuer. Most importantly, if such individual non-resident of Japan or non-Japanese corporation is a specially-related person of the Issuer, income tax at the rate of 15.315% of the amount of such interest will be withheld by the issuer of the notes under Japanese tax law.

1.1. Interest

(1) If the recipient of interest on the notes is an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan or having a permanent establishment within Japan but where the receipt of the interest on the notes is not attributable to such permanent establishment, no Japanese income tax or corporate tax is payable with respect to such interest whether by way of withholding or otherwise, if certain requirements are complied with, inter alia:

(i)

if the relevant notes are held through certain participants in an international clearing organization such as DTC or certain financial intermediaries prescribed by the Act on Special Measures Concerning Taxation and the Cabinet Order (each such participant or financial intermediary, a Participant), the requirement that such recipient provide, at the time of entrusting a Participant with the custody of the relevant notes, certain information prescribed by the Cabinet Order together with the Act on Special Measures Concerning Taxation and the ministerial ordinance and other regulations thereunder, or the Law, to enable the Participant to establish that the recipient is exempt from the requirement for Japanese tax to be withheld or deducted, or Interest Recipient Information, and advise the Participant if such individual non-resident of Japan or non-Japanese corporation ceases to be so exempted (including the case where it became a specially-related person of the Issuer), and that the issuer of the notes prepare and file a certain confirmation prescribed by the Law, or an Interest Recipient Confirmation, with the competent local tax office in a timely manner based upon the Interest Recipient Information communicated through the Participant and the relevant clearing organization; and

(ii)

if the relevant notes are not held by a Participant, the requirement that such recipient submit to the relevant paying agent a written application for tax exemption (hikazei tekiyo shinkokusho), or the Written Application for Tax Exemption, or certain information to be stated in such a written application in an electronic form, together with certain documentary evidence, and that the issuer of the notes file the Written Application for Tax Exemption so received with the competent local tax office in a timely manner.

Failure to comply with such requirements described above (including the case where the Interest Recipient Information is not duly communicated as required under the Law) will result in the withholding by the issuer of the notes of income tax at the rate of 15.315% of the amount of such interest.

(2) If the recipient of interest on the notes is an individual non-resident of Japan or a non-Japanese corporation having a permanent establishment within Japan and the receipt of interest is attributable to such permanent establishment, such interest will not be subject to a 15.315% withholding tax by the issuer of the notes, if the requirements concerning the Interest Recipient Information and the Interest Recipient Confirmation or the Written Application for Tax Exemption as set out in paragraph 1.1(1) are complied with. Failure to do so will result in the withholding by the issuer of the notes of income tax at the rate of 15.315% of the amount of such interest. The amount of such interest will be subject to regular income tax or corporate tax, as appropriate.

(3) Notwithstanding paragraphs 1.1(1) and (2), if an individual non-resident of Japan or a non-Japanese corporation mentioned above is a person who has a special relationship with the issuer of the notes (that is, in general terms, a person who directly or indirectly controls or is directly or indirectly controlled by, or is under direct or indirect common control with, the issuer of the notes) within the meaning prescribed by the Cabinet Order under Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation (such person is referred to as a specially-related person of the Issuer) as of the beginning of the fiscal year of the issuer of the notes in which the relevant interest payment date falls, the exemption from Japanese withholding tax on interest mentioned above will not apply, and income tax at the rate of 15.315% of the amount of such interest will be withheld by the issuer of the notes. If such individual non-resident of Japan or non-Japanese corporation has a permanent establishment within Japan, regular income tax or corporate tax, as appropriate, collected otherwise by way of withholding, could apply to such interest under Japanese tax law.

(4) If an individual non-resident of Japan or a non-Japanese corporation (regardless of whether it is a specially-related person of the Issuer) is subject to Japanese withholding tax with respect to interest on the notes under Japanese tax law, a reduced rate of withholding tax or exemption from such withholding tax may be available under the relevant income tax treaty between Japan and the country of tax residence of such individual non-resident of Japan or non-Japanese corporation. As of the date of this prospectus supplement, Japan has income tax treaties, conventions or agreements whereby the above-mentioned withholding tax rate is reduced, generally to 10% with, inter alia, Australia, Canada, Finland, France, Hong Kong, Ireland, Italy, Luxembourg, the Netherlands, New Zealand, Norway, Portugal, Singapore and Switzerland. Under the tax treaties between Japan and the United States, the United Kingdom, Denmark, Germany, Austria, Belgium, Spain or Sweden, interest paid to qualified United States, United Kingdom, Danish, German, Austrian, Belgian, Spanish or Swedish residents is generally exempt from Japanese withholding tax (for Belgium, only for a Belgian enterprise). Under the current income tax treaties between Japan and France, Australia, the Netherlands, New Zealand or Switzerland, certain limited categories of qualified French, Australian, Dutch, New Zealand or Swiss residents receiving interest on the notes may, subject to compliance with certain procedural requirements under Japanese law, be fully exempt from Japanese withholding tax on payments of interest on the notes (provided that no exemption will apply to pension funds in the case of Australia and New Zealand). In order to avail themselves of such reduced rate of, or exemption from, Japanese withholding tax under any applicable income tax treaty, individual non-residents of Japan or non-Japanese corporations which are entitled, under any applicable income tax treaty, to a reduced rate of, or exemption from, Japanese withholding tax on payment of interest by the issuer of the notes are required to submit an Application Form for Income Tax Convention regarding Relief from Japanese Income Tax and Special Income Tax for Reconstruction on Interest (as well as any other required forms and documents) in advance through the issuer of the notes to the relevant tax authority before payment of interest.

(5) Under the Law, if an individual non-resident of Japan or a non-Japanese corporation that is a beneficial owner of the notes becomes a specially-related person of the Issuer, or an individual non-resident of Japan or a non-Japanese corporation that is a specially-related person of the Issuer becomes a beneficial owner of the notes, and, if such notes are held through a Participant, then such individual non-resident of Japan or non-Japanese corporation should notify the Participant of such change in status by the immediately following interest payment date of the notes. As described in paragraph 1.1(3) above, as the status of such individual non-resident of Japan or non-Japanese corporation as a specially-related person of the Issuer for Japanese withholding tax purposes is determined based on the status as of the beginning of the fiscal year of the issuer in which the relevant interest payment date falls, such individual non-resident of Japan or non-Japanese corporation should, by such notification, identify and advise the Participant of the specific interest payment date on which Japanese withholding tax starts to apply with respect to such individual non-resident of Japan or non-Japanese corporation as being a specially-related person of the Issuer.

1.2. Redemption Gain or Redemption Loss

(1) If the recipient of the Redemption Gain is an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan or having a permanent establishment within Japan but where the receipt of such Redemption Gain is not attributable to such permanent establishment, no income tax or corporate tax is payable by way of withholding or otherwise with respect to such

Redemption Gain. If there is any Redemption Loss, such Redemption Loss will be disregarded for purposes of regular income tax or corporate tax, as appropriate, of the recipient.

(2) If the recipient of the Redemption Gain is an individual non-resident of Japan or a non-Japanese corporation having a permanent establishment within Japan and the receipt of such Redemption Gain is attributable to such permanent establishment, such Redemption Gain will not be subject to any withholding tax but will be subject to regular income tax or corporate tax, as appropriate. If there is any Redemption Loss, such Redemption Loss may be taken into account in computing the net taxable income, if any, for purposes of regular income tax or corporate tax, as appropriate, of the recipient.

(3) Notwithstanding paragraphs 1.2(1) and (2), if an individual non-resident of Japan or a non-Japanese corporation mentioned above is a specially-related person of the Issuer as of the beginning of the fiscal year of the issuer of the notes in which such individual non-resident of Japan or non-Japanese corporation acquired such notes, the Redemption Gain will not be subject to withholding tax but will be subject to regular income tax or corporate tax, as appropriate, under Japanese tax law, regardless of whether such individual non-resident of Japan or non-Japanese corporation has a permanent establishment within Japan; provided that an exemption may be available under the relevant income tax treaty. If there is any Redemption Loss, such Redemption Loss may be taken into account in computing the net taxable income, if any, for purposes of regular income tax or corporate tax, as appropriate, of the recipient.

2. Resident Investors

If the recipient of interest on the notes is an individual resident of Japan or a Japanese corporation for Japanese tax purposes, as described below, regardless of whether such recipient is a specially-related person of the Issuer, in addition to any applicable local tax, income tax will be withheld at the rate of 15.315% of the amount of such interest, if such interest is paid to an individual resident of Japan or a Japanese corporation (except for (i) a Designated Financial Institution which complies with the requirement for tax exemption under Article 6, Paragraph (11) of the Act on Special Measures Concerning Taxation, or (ii) a Public Corporation, etc., as defined below, or a Specified Financial Institution, as defined below, to which such interest is paid through the Japanese Custodian, as defined below, in compliance with the requirement for tax exemption under Article 3-3, Paragraph (6) of the Act on Special Measures Concerning Taxation.) In addition to the withholding tax consequences upon resident investors as explained in this section 2, resident investors should consult their own tax advisors regarding income tax or corporate tax consequences otherwise than by way of withholding, including the treatment of the Redemption Loss, bearing in mind.

2.1. Interest

(1) If an individual resident of Japan or a Japanese corporation (other than a Specified Financial Institution or a Public Corporation etc. who complies with the requirement as referred to in paragraph 2.1(2)) receives payments of interest on the notes through certain Japanese payment handling agents, each a Japanese Payment Handling Agent, income tax at the rate of 15.315% of the amount of such interest will be withheld by the Japanese Payment Handling Agent rather than by the issuer of the notes. As the issuer of the notes is not in a position to know in advance the recipient’s status, the recipient of interest falling within this category should inform the issuer of the notes through a paying agent of its status in a timely manner. Failure to so inform may result in double withholding.

(2) If the recipient of interest on the notes is a Japanese public corporation or a Japanese public-interest corporation designated by the relevant law, or a Public Corporation etc., or a Japanese bank, a Japanese insurance company, a Japanese financial instruments business operator or other Japanese financial institution falling under certain categories prescribed by the relevant Cabinet Order under Article 3-3, Paragraph (6) of the Act on Special Measures Concerning Taxation (each, a “Specified Financial Institution”) that keeps its notes deposited with, and receives the interest through, a Japanese Payment Handling Agent with custody of the notes, or the Japanese

Custodian, and such recipient submits through such Japanese Custodian to the competent tax authority the report prescribed by the Law, no withholding tax is levied on such interest. However, since the issuer of the notes is not in a position to know in advance the recipient’s such tax exemption status, the recipient of interest falling within this category should inform the issuer of the notes through a paying agent of its status in a timely manner. Failure to so notify the issuer of the notes may result in the withholding by the issuer of the notes of a 15.315% income tax.

(3) If an individual resident of Japan or a Japanese corporation (except for a Designated Financial Institution which complies with the requirements described in paragraph 2.1(4)) receives interest on the notes not through a Japanese Payment Handling Agent, income tax at the rate of 15.315% of the amount of such interest will be withheld by the issuer of the notes.

(4) If a Japanese bank, a Japanese insurance company, a Japanese financial instruments business operator or other Japanese financial institution falling under certain categories prescribed by the Cabinet Order under Article 6, Paragraph (11) of the Act on Special Measures Concerning Taxation, each, a Designated Financial Institution, receives interest on the notes not through a Japanese Payment Handling Agent and the requirements concerning the Interest Recipient Information and the Interest Recipient Confirmation or the Written Application for Tax Exemption as referred to in paragraph 1.1(1) are complied with, no withholding tax will be imposed.

2.2. Redemption Gain

If the recipient of the Redemption Gain is an individual resident of Japan or a Japanese corporation, such Redemption Gain will not be subject to any withholding tax.

3. Special Additional Tax for Reconstruction from the Great East Japan Earthquake

Due to the imposition of a special additional withholding tax of 0.315% (or 2.1% of 15%) to secure funds for reconstruction from the Great East Japan Earthquake of March 11, 2011, the withholding tax rate has been effectively increased to 15.315% during the period beginning on January 1, 2013 and ending on December 31, 2037. On or after January 1, 2038, all references to the tax rate of 15.315% in the foregoing descriptions will read 15%. There is also certain special additional tax imposed upon regular income tax due other than by way of withholding for individual non-residents of Japan, as referred to in the foregoing descriptions, for the period mentioned above.

Capital Gains, Stamp Tax and Other Similar Taxes, Inheritance and Gift Taxes

Gains derived from the sale of notes outside Japan by an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan are, in general, not subject to Japanese income tax or corporate tax.

No stamp, issue, registration or similar taxes or duties will, under current Japanese law, be payable in Japan by holders of the notes in connection with the issue of the notes, nor will such taxes be payable by holders of the notes in connection with their transfer if such transfer takes place outside Japan.

Japanese inheritance tax or gift tax at progressive rates may be payable by an individual, wherever resident, who has acquired notes from another individual as legatee, heir or donee.

United States Taxation

This section describes the material United States federal income tax consequences of owning the notes we are offering. It applies to you only if you acquire notes in the offering at the offering price and you hold your notes as capital assets for tax purposes. This section addresses only United States federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that owns notes that are a hedge or that are hedged against interest rate or currency risks,

•	a person that owns notes as part of a straddle or conversion transaction for tax purposes,

•	a person that purchases or sells notes as part of a wash sale for tax purposes, or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

If you purchase notes at a price other than the offering price, the amortizable bond premium or market discount rules may also apply to you. You should consult your tax advisor regarding this possibility.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, as well as the Convention between the Government of the United States of America and the Government of Japan for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income, or the “Convention”, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If an entity or arrangement that is treated as a partnership for United States federal income tax purpose holds the notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the notes.

Please consult your own tax advisor concerning the consequences of owning these notes in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

United States Holders

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a note and you are, for United States federal income tax purposes:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to “Non-United States Holders” below.

Payments of Interest. You will be taxed on interest on your note as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes. You must include any tax withheld from the interest payment as ordinary income even though you do not in fact receive the amount withheld. You will also be required to include in income as interest any additional amounts paid with respect to withholding tax on the notes, including tax withheld from the payment of such additional amounts. You may be entitled to deduct or credit the withholding tax, subject to applicable limits (including that the election to deduct or credit foreign taxes applies to all of your foreign taxes for a particular tax year). However, any Japanese withholding taxes on interest would not be eligible for a foreign tax credit to the extent that the taxes are refundable under Japanese law or the Convention. Interest paid by the Company on the notes and any additional amounts paid with respect to withholding tax on the notes is generally income from sources outside the United States for purposes of the rules regarding the foreign tax credit allowable to a United States holder and will generally be “passive” income for purposes of computing the foreign tax credit. The rules governing foreign tax credits are complex and you should consult your tax advisor regarding the availability of the foreign tax credit in your situation.

Purchase, Sale and Retirement of the Notes. Your tax basis in your note generally will be its cost. You will generally recognize capital gain or loss on the sale or retirement of your Note equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your tax basis in your Note. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year.

Information with Respect to Foreign Financial Assets. A United States holder that owns “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with its tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. United States holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the notes.

Non-United States Holders

This subsection describes the tax consequences to a Non-United States holder. You are a Non-United States holder if you are a beneficial owner of a note and you are, for United States federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a note.

If you are a United States holder, this subsection does not apply to you.

Payments of Interest. Under United States federal income tax law, and subject to the discussion of backup withholding below, interest on a note paid to you is exempt from United States federal income tax, including withholding tax, whether or not you are engaged in a trade or business in the United States, unless:

•	you are an insurance company carrying on a United States insurance business to which the interest is attributable, within the meaning of the Internal Revenue Code, or

•	you both

•	have an office or other fixed place of business in the United States to which the interest is attributable and

•

derive the interest in the active conduct of a banking, financing or similar business within the United States, or are a corporation with a principal business of trading in stocks and securities for its own account.

Purchase, Sale, Retirement and Other Disposition of the Notes. You generally would not be subject to United States federal income tax on gain realized on the sale, exchange or retirement of a note unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States or

•	you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

For purposes of the United States federal estate tax, the notes will be treated as situated outside the United States and will not be includible in the gross estate of a holder who is neither a citizen nor a resident of the United States at the time of death.

Backup Withholding and Information Reporting

If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally would apply to payments of principal and interest on a note within the United States, and the payment of proceeds to you from the sale of a note effected at a United States office of a broker.

Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or (in the case of interest payments) are notified by the Internal Revenue Service, or the IRS, that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

If you are a Non-United States holder, you are generally exempt from backup withholding and information reporting requirements with respect to payments of principal and interest made to you outside the United States by us or another non-United States payor. You are also generally exempt from backup withholding and information reporting requirements in respect of payments of principal and interest made within the United States and the payment of the proceeds from the sale of a note effected at a United States office of a broker, as long as either (i) you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person, or (ii) you otherwise establish an exemption.

Payment of the proceeds from the sale of a note effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

UNDERWRITING

Subject to the terms and conditions contained in the underwriting agreement, dated the date of this prospectus supplement, between us and the underwriters named below, for whom J.P. Morgan Securities LLC, BofA Securities, Inc., Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC are acting as representatives, we have agreed to sell to each underwriter, and each underwriter has agreed, severally and not jointly, to purchase from us, the respective principal amounts of the notes set forth opposite its name in the table below.

Underwriter	Principal Amount of the 2025 notes	Principal Amount of the 2027 notes	Principal Amount of the 2032 notes

	(U.S.$)
J.P. Morgan Securities LLC	$230,000,000	$230,000,000	$172,500,000
BofA Securities, Inc.	230,000,000	230,000,000	172,500,000
Citigroup Global Markets Inc.	230,000,000	230,000,000	172,500,000
Morgan Stanley & Co. LLC	230,000,000	230,000,000	172,500,000
Barclays Capital Inc.	20,000,000	20,000,000	15,000,000
BNP Paribas Securities Corp.	20,000,000	20,000,000	15,000,000
Mizuho Securities USA LLC	20,000,000	20,000,000	15,000,000
Nomura Securities International, Inc.	20,000,000	20,000,000	15,000,000

Total	$1,000,000,000	$1,000,000,000	$750,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their affiliates and controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discounts

The representatives have advised us that the underwriters propose initially to offer each series of the notes to the public at the public offering prices set forth on the cover page of this prospectus supplement. After the initial offering, the public offering prices, concessions or any other term of the offering may be changed. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The expenses of the offering, including the SEC registration fee, printing expenses and fees and expenses of our legal and accounting advisors as well as the trustee but not including the underwriting commissions, are estimated at approximately U.S.$2.1 million and are payable by us. We have agreed to reimburse the underwriters for certain legal and other expenses in connection with this offering.

New Issues of Notes

The notes are new issues of securities with no established trading markets. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes of each series after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading markets for the notes or that active public markets for the notes will develop. If active public trading markets for the notes do not develop, the market prices and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering prices, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Settlement

We expect that delivery of the notes will be made to investors on or about March 10, 2022, which will be the fifth New York business day following the date of this prospectus supplement (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the notes hereunder may be required, by virtue of the fact that the notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

No Sales of Similar Securities

We have agreed that we will not, for a period commencing on the date hereof and ending the closing date of this offering, without first obtaining the prior written consent of the representatives of the underwriters, directly or indirectly, sell, offer, contract or grant any option to sell, pledge, or otherwise transfer or dispose of, any other U.S. dollar-denominated senior debt securities or securities exchangeable for or convertible into U.S. dollar-denominated senior debt securities, except for the notes sold to the underwriters pursuant to the underwriting agreement.

Stabilization and Short Positions

In connection with the offering, the underwriters and/or any person acting on behalf thereof may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters and/or any person acting on behalf thereof of a greater principal amount of the notes than they are required to purchase from us in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the prices of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market prices of the notes or preventing or retarding a decline in the market prices of the notes. As a result, the prices of the notes may be higher than the prices that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Stamp Taxes and Other Charges

Purchasers of the notes offered by this prospectus supplement and the accompanying prospectus may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the public offering prices on the cover of this prospectus supplement.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, various financial advisory, commercial banking, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and may publish or express independent research views in respect of such securities or financial instruments, or in respect of assets, currencies or commodities that may be related to our business, and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities, instruments, assets, currencies or commodities.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the FIEA and are subject to the Act on Special Measures Concerning Taxation. Each of the underwriters has represented and agreed that (i) it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell, notes in Japan or to, or for the benefit of, any person resident in Japan for Japanese securities law purposes (including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any person resident in Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and governmental guidelines of Japan; and (ii) it has not, directly or indirectly, offered or sold and will not, as part of its distribution pursuant to the underwriting agreement dated the date hereof at any time, directly or indirectly, offer or sell any notes to, or for the benefit of, any person other than a beneficial owner that is, (a) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with us as described in Article 6, Paragraph 4 of the Act on Special Measures Concerning Taxation or (b) a Japanese financial institution, designated in Article 6, Paragraph 11 of the Act on Special Measures Concerning Taxation.

Notice to Prospective Investors in European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently no key information document required by the PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation and FSMA from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation. The expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any notes has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us, and all applicable provisions of the FSMA have been complied with and will be complied with in respect to anything done in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

This prospectus supplement has not been approved by or registered with the Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the prospectus supplement being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or in the underwriters’ possession for the purposes of this offering or will be issued or in the underwriters’ possession for the purposes of this offering in Hong Kong or elsewhere other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

Notice to Prospective Investors in Switzerland

This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, may not be circulated or distributed, nor may the notes be offered or sold, or made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time, or the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1), or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Shares and Securities-based Derivatives Contracts) Regulations 2018.

A reference to any term as defined in the SFA or any provision in the SFA is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

EXPERTS

The consolidated financial statements of Honda Motor Co., Ltd. and Subsidiaries as of March 31, 2020 and 2021, and for each of the years in the three-year period ended March 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2021 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG AZSA LLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

KPMG AZSA LLC’s address is 1-2 Tsukudo-cho, Shinjuku-ku, Tokyo 162-8551, Japan.

LEGAL MATTERS

The validity of the notes with respect to United States federal law and New York State law will be passed upon for us by Sullivan & Cromwell LLP, our United States counsel, and for the underwriters by Davis Polk & Wardwell LLP, United States counsel for them. Mori Hamada & Matsumoto, our Japanese counsel, will pass upon certain legal matters as to Japanese law for us.

WHERE YOU CAN FIND MORE INFORMATION

Incorporation by Reference

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information.

This prospectus supplement incorporates by reference:

•	our annual report on Form 20-F for the fiscal year ended March 31, 2021, filed on June 23, 2021 (File Number 001-07628); and

•

our current report on Form 6-K, dated February 25, 2022, containing an English language translation of our quarterly securities report for the quarter ended December 31, 2021 as filed with the Financial Services Agency of Japan.

All subsequent documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus supplement. In addition, any Form 6-K subsequently furnished to the SEC specifying that it is being incorporated by reference into this prospectus supplement shall be deemed to be incorporated by reference. All such documents so incorporated by reference shall become a part of this prospectus supplement on the respective dates the documents are filed or furnished with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any subsequently filed or furnished document which also is or is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Upon written or oral request, we will provide without charge to each person to whom a copy of this prospectus supplement has been delivered, a copy of any document that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement. You may request a copy of these documents by writing or telephoning us at:

Honda Motor Co., Ltd.

1-1, Minami-Aoyama 2-chome

Minato-ku, Tokyo 107-8556

Japan

Telephone Number: +81-(0)3-5412-1140

Except as described above, no other information is incorporated by reference in this prospectus supplement, including, without limitation, information on our internet site at https://global.honda.

PROSPECTUS

HONDA MOTOR CO., LTD.

SENIOR DEBT SECURITIES

By this prospectus, Honda Motor Co., Ltd. (“Honda”) may offer and sell senior debt securities from time to time in one or more offerings at prices and on terms to be determined at or prior to the time of the applicable offering.

This prospectus provides you with a general description of the senior debt securities Honda may offer and the manner in which they will be offered and sold.

Each time senior debt securities are sold using this prospectus, Honda will provide a supplement to this prospectus that contains specific terms of the senior debt securities and describes the specific manner in which the senior debt securities will be offered and sold. The supplement may also add to, update or change information contained in this prospectus. Before you invest in any of these senior debt securities, you should carefully read this prospectus and any applicable supplement, including documents incorporated by reference herein or therein.

The senior debt securities will be offered through underwriters, dealers or agents or directly to investors. The supplements to this prospectus will provide the specific terms of the plan of distribution.

The applicable prospectus supplement will contain information, where applicable, as to any listing on any securities exchange of the senior debt securities covered by the prospectus supplement.

Investing in the senior debt securities involves risk. You should carefully consider the information described under the heading “Risk Factors” on page 3 of this prospectus, in the documents incorporated by reference into this prospectus and in any applicable prospectus supplement before you invest in any of the securities of Honda.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these senior debt securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 25, 2022.

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the senior debt securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the senior debt securities which we may offer. Each time we sell senior debt securities, we will provide a prospectus supplement that will contain specific information about the terms of the senior debt securities and the offering. The prospectus supplement may also add, update or change information contained in this prospectus. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or conflicts with, the information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus that we authorize to be delivered to you together with additional information described under the heading “Where You Can Find More Information” beginning on page 26 of this prospectus before purchasing any of our senior debt securities.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to provide you with any information other than that contained in or incorporated by reference into this prospectus or in any applicable prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We and any agent, underwriter or dealer are not responsible for, and can provide no assurance as to the accuracy or reliability of, any other information that any other person may give you. Neither we, nor any agent, underwriter or dealer are making, nor will make, an offer to sell senior debt securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus or in any applicable prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you, including any information incorporated by reference herein or therein, is accurate as of any day other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

Unless the context otherwise requires or as otherwise expressly stated, references in this prospectus and any supplement to this prospectus to “Honda,” “we,” “us,” “our” and similar terms refer to Honda Motor Co., Ltd. and its consolidated subsidiaries, as a group. We use the word “you” to refer to prospective investors in the senior debt securities. Our consolidated financial statements have been prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board. Unless otherwise stated or the context otherwise requires, all amounts in such financial statements are expressed in Japanese yen.

In this prospectus and any prospectus supplement, when we refer to “yen” and “¥,” we mean Japanese yen.

In this prospectus, amounts presented in millions or billions of yen have been truncated to the nearest unit or tenth of a unit.

Due to rounding and truncation, the total amounts presented in tables may not be equal to the sum of the individual figures shown. Our fiscal year end is March 31. References to years not specified as being fiscal years are to calendar years.

In this prospectus, all of our financial information is presented on a consolidated basis, unless we state otherwise.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We may from time to time make written or oral “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). Written forward-looking statements may appear in documents filed with the SEC, including this prospectus and any prospectus supplement, documents incorporated by reference, reports to shareholders and other communications.

The U.S. Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking information to encourage companies to provide prospective information about themselves without fear of litigation so long as the information is identified as forward looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. We rely on this safe harbor in making forward-looking statements.

Forward-looking statements appear in a number of places in this prospectus and include statements regarding our current intent, belief, targets or expectations or those of our management. In many, but not all cases, we use words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “hope,” “intend,” “may,” “plan,” “predict,” “probability,” “risk,” “should,” “will,” “would” and similar expressions, as they relate to us or our management, to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those which are anticipated, aimed at, believed, estimated, expected, intended or planned.

Forward-looking statements, which include statements contained in “Item 3. Key Information—D. Risk Factors,” “Item 4. Information on the Company—B. Business Overview,” “Item 5. Operating and Financial Review and Prospects” and elsewhere in our most recent annual report on Form 20-F, are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those set forth in such statements.

The forward-looking statements included or incorporated by reference in this prospectus are made only as of the dates on which such statements were made. We expressly disclaim any obligation or undertaking to release any update or revision to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

HONDA MOTOR CO., LTD.

Honda Motor Co., Ltd. is a limited liability, joint stock company incorporated on September 24, 1948 under the Commercial Code of Japan as Honda Giken Kogyo Kabushiki Kaisha. We were formed as a successor to the unincorporated enterprise established in 1946 by the late Soichiro Honda to manufacture motors for motorized bicycles.

Since its establishment, Honda Motor Co., Ltd. has remained on the leading edge by creating new value and providing products of the highest quality at a reasonable price for worldwide customer satisfaction. Honda Motor Co., Ltd. develops, manufactures and markets motorcycles, automobiles and power products globally.

For further information, see “Item 4. Information on the Company” in our most recent annual report on Form 20-F.

RISK FACTORS

Investing in our senior debt securities involves risk. Before you decide to invest in our senior debt securities, you should carefully consider the risks described in our most recent annual report on Form 20-F, which is incorporated herein by reference, as well as the risks that are described in the applicable prospectus supplement and in other documents incorporated by reference herein and therein.

Please see “Where You Can Find More Information” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated by reference herein.

OFFERING INFORMATION

We may sell an indeterminate amount of senior debt securities from time to time through negotiated transactions with underwriters or with other persons, through a combination of such methods of sale or otherwise, including private sales. See “Plan of Distribution.” We may sell senior debt securities at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by agreement between us and underwriters, brokers, dealers or agents, or purchasers.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization and indebtedness as of December 31, 2021. You should read this table together with our unaudited interim consolidated financial statements, including the notes thereto, and the other financial data appearing elsewhere, or incorporated by reference, in this prospectus.

As of December 31, 2021
Yen (millions)
Short term debt:
Financing liabilities, current portion	¥3,103,481

Long term debt:
Financing liabilities, non-current portion	4,486,260

Total long term debt	¥4,486,260

Equity:
Common stock:
authorized—7,086,000,000 shares
issued—1,811,428,430 shares	86,067
Capital surplus	185,554
Treasury stock—100,869,931 shares	(328,443)
Retained earnings	9,294,994
Other components of equity	532,690

Equity attributable to owners of the parent	9,770,862
Non-controlling interests	265,455

Total equity	10,036,317

Total capitalization	¥14,522,577

USE OF PROCEEDS

The use of the net proceeds from each offering of senior debt securities will be described in the applicable prospectus supplement.

DESCRIPTION OF SENIOR DEBT SECURITIES

The following is a summary of certain general terms and provisions of the senior debt securities that we may offer from time to time under this prospectus. The specific terms and provisions of a particular series of senior debt securities to be offered, and the extent, if any, to which the general terms and provisions summarized below apply to such securities, will be described in an applicable prospectus supplement or free writing prospectus that we authorize to be delivered in connection with such offering. If there is any inconsistency between the general terms and provisions presented here and those in the applicable prospectus supplement or free writing prospectus, those in the applicable prospectus supplement or free writing prospectus will apply.

Because this section is a summary, it does not describe every aspect of the senior debt securities. It is qualified in its entirety by the provisions of the Indenture (as described below) and the senior debt securities, forms of which have been filed as exhibits to the registration statement of which this prospectus is part. You should refer to those documents for additional information.

When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean Honda Motor Co., Ltd., excluding, unless the context otherwise requires or as otherwise expressly stated, any existing or future subsidiaries.

General

The senior debt securities will be issued under a senior indenture (the “Indenture”), to be entered into between us and The Bank of New York Mellon, a banking corporation organized and existing under the laws of the State of New York with limited liability, as Trustee (the “Trustee”), upon the initial issuance of senior debt securities. Pursuant to the Indenture, senior debt securities may be issued in one or more series established from time to time by or pursuant to a board resolution and set forth in an officer’s certificate or in one or more supplemental indentures. The term “Indenture,” as used herein may, depending on the context, refer to such indenture, as amended or supplemented, in relation to a particular series of senior debt securities.

The Indenture will provide that we may issue senior debt securities up to an aggregate principal amount as we may authorize from time to time. The Indenture will not limit the amount of senior debt securities that we may issue. The Indenture also will not limit our ability to enter into a highly leveraged transaction and will not provide holders of the senior debt securities with any special protection or rights in the event of such a transaction.

The senior debt securities of each series will constitute our direct, unconditional, unsecured and unsubordinated general obligations and will at all times rank pari passu without any preference among themselves and with all our other unsecured obligations, other than our subordinated obligations, if any, and except for statutorily preferred obligations.

Terms Specified in the Applicable Prospectus Supplement

The applicable prospectus supplement or free writing prospectus will specify, if applicable, the following terms of, and other information relating to, any particular series of senior debt securities being offered:

•	the issue date of the senior debt securities;

•	the title and type of the senior debt securities;

•	the aggregate principal amount of the senior debt securities being issued;

•	the issue price of the senior debt securities;

•	the denominations in which the senior debt securities will be issuable;

•	the currency in which the senior debt securities are denominated and/or in which principal, or premium, if any, and interest, is payable;

•	the date or dates on which the principal of and premium on, if any, the senior debt securities is payable, if any;

•	the rate or rates (which may be fixed or variable) at which the senior debt securities will bear interest, or the manner of calculating such rate or rates, if applicable;

•

the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates, and the basis upon which interest will be calculated;

•

if the amount of principal of, or premium or interest on, the senior debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	the manner in which and the place or places where principal, or premium, if any, and interest will be payable;

•	any conversion or exchange features of the senior debt securities;

•

the circumstances under which we will pay additional amounts on the senior debt securities for any tax, assessment or governmental charge withheld or deducted, if different from the provisions set forth in this prospectus;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which the senior debt securities may be repurchased, redeemed, repaid or prepaid in whole or in part, at our option;

•

the circumstances, if any, under which the holders of the senior debt securities may demand repayment of the senior debt securities prior to the stated maturity date and the terms and conditions thereof;

•	the identity of any agents for the senior debt securities, including trustees, depositaries, authenticating, calculating or paying agents, transfer agents or registrars of any series;

•	any restrictions applicable to the offer, sale or delivery of the senior debt securities;

•	any provisions for the discharge of our obligations relating to the senior debt securities, if different from the provisions set forth in this prospectus;

•	any U.S. federal or Japanese tax considerations that are material to the holders of the senior debt securities;

•	the listing, if any, of the senior debt securities on a securities exchange;

•	if the senior debt securities will be issued other than in book-entry form;

•

the terms and conditions under which we will be able to “reopen” a previous issue of a series of senior debt securities and issue additional senior debt securities of that series if different from the provisions set forth in this prospectus; and

•	any other specific terms or conditions applicable to a particular series of senior debt securities being offered, which shall not be inconsistent with the provisions of the Indenture.

The senior debt securities may be issued as original issue discount senior debt securities. Original issue discount senior debt securities bear no interest or bear interest at below-market rates and may be sold at a discount below their stated principal amount. The applicable prospectus supplement will contain information relating to any material income tax, accounting, and other special considerations applicable to original issue discount senior debt securities.

Events of Default under the Indenture

The Indenture will provide holders of our senior debt securities with remedies if we fail to perform specific obligations, such as making payments on the senior debt securities, or if we become subject to certain bankruptcy, insolvency or similar proceedings. The Indenture permits the issuance of senior debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series-by-series basis.

An event of default will be defined under the Indenture, with respect to any series of senior debt securities issued under that Indenture, as the occurrence and continuation of any one or more of the following events, each of which we refer to in this prospectus as an event of default:

•	we fail to pay principal of or premium, if any, on the senior debt securities of such series, when such principal or premium is due and payable;

•	we default for more than 30 days in the payment of interest on the senior debt securities of such series;

•

we default in the performance or observance of any covenant, condition or provision set forth in the Indenture or otherwise applicable to such series of senior debt securities for a period of 90 days after receipt of notice from the Trustee, or from the holders of not less than 25% in aggregate principal amount of the then outstanding senior debt securities of such series, of such default;

•

we (i) become bound as a consequence of acceleration due to a default by us to repay prematurely indebtedness for borrowed money with a total outstanding principal amount of $100,000,000 (or its equivalent in any other currency or currencies) or greater contracted or incurred by us, (ii) have defaulted in the repayment of any such indebtedness contracted or incurred by us at the later of its maturity or the expiration of any applicable grace period or (iii) have failed to pay when properly called on to do so (and after the expiration of any applicable grace period) any guarantee contracted or incurred by us of such indebtedness; provided, however, that if any such default is cured by us, or is waived by the holders of such indebtedness, in each case as may be permitted under the terms of such indebtedness, then such event of default shall be deemed to have been thereupon cured or waived;

•

a final and non-appealable decree or order by any court having jurisdiction shall have been issued in an involuntary proceeding adjudging us bankrupt or insolvent or approving a petition seeking reorganization under the Bankruptcy Act of Japan (Act No. 75 of 2004, as amended, the “Bankruptcy Act”), the Civil Rehabilitation Act of Japan (Act No. 225 of 1999, as amended, the “Civil Rehabilitation Act”), the Corporate Reorganization Act of Japan (Act No. 154 of 2002, as amended, the “Corporate Reorganization Act”), the Companies Act of Japan (Act No. 86 of 2005, as amended, the “Companies Act”) or any other similar applicable law of Japan;

•

a decree or order of a court having jurisdiction shall have been issued for the appointment of a receiver or liquidator or trustee or assignee in our bankruptcy or insolvency, of all or substantially all of our property or for the winding-up or liquidation of our affairs, and such decree or order shall have continued undischarged or unstayed for a period of 90 days;

•

we shall have instituted voluntary proceedings seeking adjudication of bankruptcy or seeking reorganization under the Bankruptcy Act, the Civil Rehabilitation Act, the Corporate Reorganization Act, the Companies Act or any other similar applicable law of Japan, or shall consent to the institution of any such proceedings or shall have consented to the appointment of a receiver or liquidator or trustee or assignee in our bankruptcy or insolvency or of all or substantially all of our property, or an effective resolution shall have been passed by us for the winding up or dissolution of our affairs, except for the purposes of or pursuant to a consolidation, amalgamation, merger or reconstruction under which the continuing entity, or the entity formed as a result thereof, effectively assumes our entire obligations under the Indenture in relation to the senior debt securities of such series; or

•	any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

Under the Indenture, the Trustee shall give notice to the holders of each series of senior debt securities of all defaults known to the Trustee which have occurred with respect to such series and not been cured. The Trustee shall transmit the notice within 90 days after the occurrence of an event of default, or, if later, within 15 days after such event of default is notified in writing to a responsible officer of the Trustee, unless the defaults have been cured before transmission of such notice by the Trustee. For so long as any senior debt securities are represented by a global security or securities, all notices to the holders of such senior debt securities will be delivered to The Depository Trust Company (“DTC”), delivery of which shall be deemed to satisfy the notice requirements of the Indenture in accordance with the methods prescribed by DTC.

The Indenture provides that, unless otherwise set forth in a supplemental indenture or officer’s certificate, (i) if an event of default occurs due to specified events of bankruptcy, insolvency or reorganization, the principal of all senior debt securities and interest accrued but unpaid on the senior debt securities shall be due and payable immediately; and (ii) if any other event of default occurs and is continuing with respect to a series of senior debt securities, unless the principal of all the senior debt securities of such series has already become due and payable, either the Trustee (subject to receiving indemnity and/or security (including by way of pre-funding) to its satisfaction) or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of each such affected series, voting separately by series, may, by notice in writing to us (and to the Trustee if given by the holders), and the Trustee (subject to receiving indemnity and/or security (including by way of pre-funding) to its satisfaction) at the written request of the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of each such affected series, shall, declare the entire principal of and premium on, if any and accrued and unpaid interest on all such outstanding senior debt securities of such series to be due and payable immediately.

Waiver of Default or Acceleration

Prior to the acceleration of the maturity of any of the senior debt securities, the holders of a majority in aggregate principal amount of the outstanding senior debt securities of all affected series then outstanding under the Indenture (voting together as a single class) also have the right to waive any past default or event of default and its consequences, except a default in respect of a covenant or a provision of such Indenture that cannot be modified or amended without the consent of the holder of each debt security affected thereby.

Further Issuances

The Indenture will permit us from time to time and without the consent of the holders of the senior debt securities of a particular series, to create and issue additional senior debt securities on the same terms and conditions as the original senior debt securities of such series, except as to denomination, issue date, issue price and, if applicable, the date from which interest shall accrue and the date on which interest shall be first paid. Any additional senior debt securities issued in this manner may be consolidated and treated as a single series with the relevant series of senior debt securities and originally constituting such series for all purposes under the Indenture, provided that any such additional senior debt securities that are so consolidated and that are not fungible for U.S. federal income tax purposes with the outstanding senior debt securities of the relevant series shall not have the same CUSIP, ISIN or other applicable securities identifiers as such outstanding senior debt securities of the relevant series.

We also may, without the consent of the holders of the outstanding senior debt securities, issue other series of senior debt securities in the future under the Indenture on terms and conditions different from the senior debt securities offered hereby.

Taxation and Additional Amounts

We will make payments of principal of, premium, if any, and interest on the senior debt securities without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In such event, we shall pay to a holder such additional amounts as will result in the receipt by the holder of such amounts as would have been received by it had no such withholding or deduction been required, except that no such additional amounts shall be payable with respect to the senior debt securities under any of the following circumstances:

•

to or on behalf of a holder or beneficial owner of the senior debt securities who is an individual non-resident of Japan or a non-Japanese corporation and is liable for such taxes in respect of the senior debt securities by reason of its having some present or former connection with Japan other than the mere holding of the senior debt securities or being a person having a special relationship with us (“a specially-related person”) as described in Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation of Japan (Act No. 26 of 1957, as amended) (the “Act on Special Measures Concerning Taxation”);

•

to or on behalf of a holder or beneficial owner of the senior debt securities who would otherwise be exempt from any such withholding or deduction but fails to comply with any applicable requirement to provide certification information, documents or other evidence concerning its nationality, residence, identity or connection with Japan, including any requirement to provide interest recipient information or to submit a written application for tax exemption to us or the relevant paying agent to whom the relevant senior debt securities are presented (where presentation is required) as appropriate, or whose interest recipient information is not duly communicated through the relevant Participant (as defined below) and the relevant international clearing organization to such paying agent;

•

to or on behalf of a holder or beneficial owner of the senior debt securities who is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation (except for a designated financial institution (as defined below) that complies with the requirement to provide interest recipient information or to submit a written application for tax exemption and an individual resident of Japan or a Japanese corporation that duly notifies (directly or through the relevant Participant or otherwise) the relevant paying agent of its status as not being subject to withholding or deduction by us by reason of receipt by such individual resident of Japan or Japanese corporation of interest on the relevant senior debt securities through a payment handling agent in Japan appointed by it);

•

to or on behalf of a holder or beneficial owner of the senior debt securities who presents such senior debt securities for payment (where presentation is required) more than 30 days after the day on which such payment on the senior debt securities became due or after the full payment was provided for, whichever occurs later, except to the extent the holder or the beneficial owner thereof would have been entitled to additional amounts on presenting the same for payment on the last day of such period of 30 days;

•

to or on behalf of a holder or beneficial owner of the senior debt securities who is a fiduciary or partnership or is not the sole beneficial owner of the payment of the principal of, premium, if any, or any interest on, the senior debt securities, and Japanese law requires the payment to be included for tax purposes in the income of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or another beneficial owner, in each case, that would not have been entitled to such additional amounts had it been the holder of such senior debt securities; or

•	any combination of the above.

In addition, no additional amounts will be payable for, or on account of, any deduction or withholding imposed pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury regulations thereunder and any other official guidance thereunder (“FATCA”), any intergovernmental agreement entered into with respect to FATCA, or any law or regulation adopted pursuant to an intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to any of the foregoing or any agreements entered into pursuant to Section 1471(b) of the Code.

Where the senior debt securities are held through a participant of an international clearing organization or a financial intermediary (a “Participant”), in order to receive payments free of withholding or deduction by us for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax, if the relevant beneficial owner is an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of ours) or a Japanese financial institution falling under certain categories prescribed by the Act on Special Measures Concerning Taxation (a “designated financial institution”), each such beneficial owner shall, at the time of entrusting a Participant with the custody of the relevant senior debt securities, provide certain information prescribed by the Act on Special Measures Concerning Taxation to enable the Participant to establish that such beneficial owner is exempted from the requirement for withholding or deduction of such taxes, and advise the Participant if the beneficial owner ceases to be so exempted (including the case in which a beneficial owner who is an individual non-resident of Japan or a non-Japanese corporation becomes a specially-related person of ours).

Where the senior debt securities are not held through a Participant, in order to receive payments free of withholding or deduction by us for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax, if the relevant beneficial owner is an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of ours) or a designated financial institution falling under certain categories prescribed by the Act on Special Measures Concerning Taxation, each such beneficial owner shall, prior to each time at which it receives interest, submit to the relevant paying agent or us, as appropriate, a written application for tax exemption (hikazei tekiyo shinkokusho), in a form obtainable from the paying agent or us, as appropriate, stating, among other things, the name and address (and, if applicable, the Japanese individual or corporation ID number) of the beneficial owner, the title of the senior debt securities, the relevant interest payment date, the amount of interest and the fact that the beneficial owner is qualified to submit the written application for tax exemption, together with documentary evidence regarding its identity and residence. If a holder or beneficial owner of the senior debt securities provides certain information required to be stated in the written application for tax exemption, in an electronic form prescribed by the relevant ministerial ordinance, with the relevant paying agent, such holder or beneficial owner will be deemed to submit the written application for tax exemption to the relevant paying agent.

By subscribing to any senior debt securities, an investor will be deemed to have represented that it is a beneficial owner who is, (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with the issuer of the senior debt securities as described in Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation or (ii) a Japanese financial institution, designated in Article 6, Paragraph (11) of the Act on Special Measures Concerning Taxation.

We will make any required withholding or deduction and remit the full amount withheld or deducted to the Japanese taxing authority in accordance with applicable law and regulations. We will use reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any tax, duty, assessment, fee or other governmental charge so withheld or deducted from the Japanese taxing authority imposing such tax, duty, assessment or other governmental charge and if certified copies are not available we will use reasonable efforts to obtain other evidence, and the paying agent will make such certified copies or other evidence available to the holders or beneficial owners upon reasonable request to the paying agent.

If (i) subsequent to making a payment on the senior debt securities without withholding or deduction of Japanese taxes we are required to remit to the Japanese taxing authority any amount in respect of Japanese taxes that should have been withheld or deducted from such payment (together with any interest and penalties) due to the failure of the beneficial owner to provide accurate interest recipient information or to otherwise properly claim an exemption from Japanese taxes imposed with respect to such payment, and (ii) such beneficial owner would not have been entitled to receive additional amounts with respect to such payment had Japanese taxes been withheld from the payment when it was made, such beneficial owner (but not any subsequent beneficial owner of the senior debt securities) shall be required to reimburse us, in Japanese yen, for the amount remitted by us to the Japanese taxing authority.

The obligation to pay additional amounts with respect to any taxes, duties, assessments or other governmental charges shall not apply to any estate, inheritance, gift, sales, transfer, personal property or any similar tax, duty, assessment, fee or other governmental charge or any tax, duty, assessment, fee or other governmental charge which is payable otherwise than by withholding or deduction from payments of principal of, premium, if any, or interest on the senior debt securities; provided that, except as otherwise set forth in the senior debt securities or in the Indenture, we will pay all stamp, court or documentary taxes or any excise or property taxes, charges or similar levies and other duties, if any, which may be imposed by Japan, the United States or any political subdivision or any taxing authority thereof or therein, with respect to the execution and enforcement of the Indenture or as a consequence of the initial issuance, execution, delivery or registration of the senior debt securities.

References to principal, premium or interest in respect of the senior debt securities shall be deemed to include any additional amounts due which may be payable with respect thereto as set forth in the senior debt securities and the Indenture.

Optional Tax Redemption

We have the option to redeem a series of senior debt securities prior to maturity if, as a result of any change in, or amendment to, the laws or regulations of Japan or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective, or which change in application or interpretation is publicly announced, on or after the date of the applicable prospectus supplement, we would be required to pay additional amounts with respect to the senior debt securities as described under “—Taxation and Additional Amounts,” in which case we may redeem such series of senior debt securities in whole, but not in part, at a redemption price equal to 100% of the principal amount of the senior debt securities plus accrued and unpaid interest to the redemption date. Furthermore, we must give you between 10 and 60 days’ notice (which notice shall be irrevocable and shall conform to all requirements with respect to such notice as set forth in the Indenture) before redeeming the senior debt securities, and no such notice of redemption may be given earlier than 90 days prior to the earliest date on which we would be required to pay additional amounts if a payment in respect of such senior debt securities were then due. Prior to giving any such notice of redemption, we will deliver to the Trustee (i) an officer’s certificate stating that the conditions precedent to our right to redeem such series of senior debt securities have been fulfilled and (ii) an opinion of counsel, who shall be independent legal counsel to us, or a tax adviser, of recognized standing, confirming that we have or will be required to pay additional amounts as a result of such change or amendment. The Trustee shall be entitled to accept and conclusively rely on such officer’s certificate and opinion of counsel or tax adviser’s statement as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the holders of such series of senior debt securities.

Repurchases

We, or any of our subsidiaries, may at any time purchase any or all of the senior debt securities in the open market or otherwise at any price. Subject to applicable law, neither we nor any of our subsidiaries shall have any obligation to offer to purchase any senior debt securities held by any holder as a result of our or its purchase or offer to purchase senior debt securities held by any other holder in the open market or otherwise. Any senior debt securities so repurchased by us or any of our subsidiaries and surrendered to the registrar shall be cancelled.

Application of Proceeds

Any money collected from us under the Indenture by acceleration, through insolvency proceedings or by other means as a result of our breach of the terms of the Indenture, shall be applied in the order described below:

•	first, to the payment of fees, costs and expenses applicable to the series of senior debt securities for which money was collected, including compensation to the applicable trustee and any agent and expenses and costs properly incurred (including any amounts to which the Trustee, each predecessor trustee or any agent are entitled to indemnification by us and fees and properly incurred expenses of its counsel);

•	second, if payment is not due on the principal of the series of senior debt securities for which money was collected, to the payment of interest on the series in default;

•

third, if payment is due on the principal of the series of senior debt securities for which money was collected, to the payment of the whole amount then owing and unpaid upon all of the senior debt securities of such series for principal and interest; and in the case the money collected shall be insufficient to pay in full the whole amount so due and unpaid upon the senior debt securities of such series, then to the payment of principal and interest without preference or priority of principal over interest, ratably to the aggregate of such principal and accrued and unpaid interest; and

•	finally, to the payment of the remainder, if any, to us or any other person lawfully entitled thereto.

Paying Agents

Whenever we appoint a paying agent to make payments required under the Indenture and the relevant series of senior debt securities, such paying agent will hold all sums received by it for the payment of the principal of, premium, if any, and interest on such senior debt securities in trust for the benefit of the holders thereof and will make payments to such holders as provided for in the Indenture and such senior debt securities.

Indemnification of Judgment Currency

We will indemnify each holder of a debt security to the full extent permitted by applicable law against any loss incurred by such holder or the Trustee as a result of any judgment or order being given or made for any amount due under such debt security and such judgment or order being expressed and paid in a judgment currency other than the currency due and as a result of any variation as between the rate of exchange at which the currency due is converted into the judgment currency for the purpose of such judgment or order and the spot rate of exchange in The City of New York at which the Trustee on the day on which final non-appealable judgment is entered is able to purchase the currency due with the amount of the judgment currency actually received by the holder or the Trustee. This indemnification will constitute our separate and independent obligation and will continue notwithstanding any such judgment.

Covenants

The Indenture will contain certain covenants and agreements relating to the senior debt securities. Additional covenants and agreements relating to a particular series of senior debt securities may be set forth in the applicable prospectus supplement.

Consolidation, Merger, Conveyance or Transfer. The Indenture will provide that we may consolidate with or merge into any other person or sell or dispose of our properties and assets substantially as an entirety, whether as a single transaction or a number of transactions, related or not, to any person; provided that, among other things, such person formed by such consolidation or into which we are merged or such person who acquires our properties and assets substantially as an entirety is a company organized and validly existing under the Companies Act, or successor legislation thereto, and expressly assumes our obligations under all series of senior debt securities issued under the Indenture, and further provided that, immediately after giving effect to such transaction, no event of default shall have occurred and be continuing.

Evidence of our Compliance. There will be provisions in the Indenture requiring us to furnish to the Trustee each year a brief certificate from our principal executive, financial or accounting officer as to his or her knowledge of our compliance with all conditions and covenants under the Indenture.

SEC Reports by Us. The Indenture will require us to file with the Trustee copies of the annual report or information we file with the SEC within 30 days after we file such reports or information with the SEC.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise set forth in a supplemental indenture, we have the ability to eliminate most or all of our obligations on any series of senior debt securities prior to maturity if we comply with the following provisions:

Discharge of Indenture. We may discharge all of our obligations with respect to any or all series of debt securities, other than as to transfers and exchanges, under the Indenture after we have:

•

paid or caused to be paid the principal of, premium, if any, and interest on all of the senior debt securities of such series outstanding (other than senior debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the Indenture) as and when the same shall have become due and payable;

•

delivered to the paying agent for cancellation all of the senior debt securities of such series theretofore authenticated (other than senior debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the Indenture); or

•

irrevocably deposited with the Trustee (or its agent) cash or, in the case of a series of senior debt securities payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of senior debt securities issued under the Indenture that have either become due and payable, or are by their terms due and payable, or are scheduled for redemption, within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of, premium, if any, and interest on, and any mandatory sinking fund payments for, those senior debt securities. However, the deposit of cash or U.S. government obligations for the benefit of holders of a series of senior debt securities that are due and payable, or are scheduled for redemption, within one year will discharge obligations under the Indenture relating only to that series of senior debt securities.

Defeasance of a Series of Securities at Any Time. We may also discharge all of our obligations, other than as to transfers and exchanges, under any series of senior debt securities at any time, which is referred to in this prospectus as defeasance. Alternatively, we may be released with respect to any outstanding series of senior debt securities from the obligations imposed by the covenants described above limiting consolidations, mergers, asset sales and leases or any other negative covenants provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement, and elect not to comply with those sections without creating an event of default. Discharge under those procedures is called covenant defeasance.

Defeasance or covenant defeasance may be effected only if, among other things:

•

we irrevocably deposit with the Trustee (or its agent) cash or, in the case of senior debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of, premium, if any, and interest on, and any mandatory sinking fund payments for, all outstanding senior debt securities of the series being defeased; and

•	we deliver to the Trustee an opinion of counsel of recognized standing to the effect that:

•

the beneficial owners of the series of senior debt securities being defeased will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance; and

•

the beneficial owners of the series of senior debt securities being defeased will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred.

In the case of a defeasance, the opinion must be based on a ruling of the U.S. Internal Revenue Service or a change in U.S. federal income tax law occurring after the date of the Indenture, since that result would not occur under current tax law.

Modification of the Indenture

Without Consent of Holders. We and the Trustee may enter into supplemental indentures without the consent of the holders of senior debt securities issued under the Indenture to:

•

cure any ambiguities or correct any defects or inconsistencies or add or amend any provisions which shall not adversely affect the interests of the holders of the senior debt securities in any material respect;

•	secure any senior debt securities;

•	add covenants for the protection of the holders of senior debt securities;

•	establish the forms or terms of senior debt securities of any series;

•	evidence the acceptance of appointment by a successor trustee; or

•	evidence the assumption by a successor entity of our obligations under the senior debt securities and the Indenture.

With Consent of Holders. Each of we and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding senior debt securities (voting together as a single class), may enter into supplemental indentures to add any provisions to, or change in any manner or eliminate any of the provisions of, the Indenture or modify in any manner the rights of the holders of the senior debt securities issued pursuant to the Indenture. However, we and the Trustee may not make any of the following changes to any outstanding debt security without the consent of each holder that would be affected by the change:

•	extend the final maturity of a debt security or of any installment of principal of any such debt security;

•	reduce the principal amount thereof;

•	reduce the rate or extend the time of payment of interest thereon;

•	reduce any amount payable on redemption thereof;

•	change the place of payment where, or the coin or currency in which, the debt security or interest thereon is payable;

•	modify or amend any provisions for converting any currency into any other currency as provided in the senior debt securities or in accordance with the terms of such senior debt securities;

•

change our obligations, if any, to pay additional amounts established for any tax, assessment or governmental charge withheld or deducted, including any option to redeem the senior debt securities rather than to pay the additional amounts;

•

reduce the amount of the principal of an original issue discount security that would be due and payable when due, including upon an acceleration of the maturity of such debt security (if applicable), or the amount provable in bankruptcy, or impair or affect the right of any holders of the senior debt securities to institute suit for the payment thereof or, if the senior debt securities provide therefor, impair or affect any right of repayment at the option of the holders of the senior debt securities;

•

modify or amend any provisions relating to the conversion or exchange of any of the senior debt securities for other of our securities or for securities of other entities or for other property (or the cash value thereof), including the determination of the amount of securities or other property (or cash) into which such senior debt securities shall be converted or exchanged, other than as provided in the anti-dilution provisions or other similar adjustment provisions of such senior debt securities or otherwise in accordance with the terms of such senior debt securities; or

•	reduce the percentage of any of the senior debt securities of any particular series, the consent of the holders of such series being required for any such supplemental indenture.

Concerning the Trustee

Unless otherwise specified in connection with a particular offering of senior debt securities, The Bank of New York Mellon will serve as the Trustee.

Any trustee appointed pursuant to the Indenture will have and be subject to all of the duties and responsibilities under the Indenture and those with respect to an indenture trustee under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The Indenture will provide that upon the occurrence of an event of default with respect to a series of senior debt securities, the Trustee with respect to the relevant senior debt securities will exercise the rights and powers vested in it by the Indenture, using the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. In the absence of such event of default, the Trustee need only perform those duties that are specifically set forth in the Indenture or are applicable pursuant to the Trust Indenture Act.

Subject to the Indenture and the provisions of the Trust Indenture Act, the Trustee will be under no obligation to exercise any rights, trusts or powers conferred under the Indenture or the senior debt securities for the benefit of the holders of the senior debt securities, unless the requisite number of holders have instructed the Trustee in writing and offered to the Trustee indemnity and/or security (including by way of pre-funding) satisfactory to the Trustee against any loss, cost, liability or expense which might be incurred by it in exercising any such rights, trusts or powers.

The Indenture will contain, and the Trust Indenture Act contains, limitations on the rights of the Trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise.

The Indenture will provide that we will indemnify the Trustee and each predecessor trustee for, and to hold it harmless against, any loss, liability or expenses arising out of or in connection with the acceptance or administration of the Indenture or the trusts thereunder and the performance of such party’s duties thereunder, including properly incurred costs and expenses of defending itself against or investigating any claim of liability, except to the extent such loss, liability or expense is due to the negligence, bad faith or willful misconduct of the Trustee or such predecessor trustee.

We and our subsidiaries and affiliates may maintain ordinary banking relationships and custodial facilities with any Trustee or its affiliates.

Successor Trustee

The Indenture will provide that the Trustee may resign or be removed by us, effective upon acceptance by a successor trustee of its appointment. The Indenture will require, and the Trust Indenture Act requires, that any successor trustee shall be a corporation with a combined capital and surplus of not less than $50,000,000 and shall be a corporation, association, company or business trust organized and doing business under the laws of the United States or any jurisdiction thereof or any state or territory or of the District of Columbia. No person may accept its appointment as a successor trustee with respect to the senior debt securities of a series unless at the time of such acceptance such successor trustee is qualified and eligible under the Indenture and the applicable provisions of the Trust Indenture Act.

Repayment of Funds

The Indenture will provide that all monies paid by us to a trustee or paying agent for a particular series of senior debt securities for payment of principal of or interest on any debt security which remains unclaimed at the end of two years after such payment shall become due and payable will be repaid to us and all liability of such trustee or paying agent with respect thereto will cease, and to the extent permitted by law, the holder of such debt security shall thereafter only look to us for any payment which such holder may be entitled to collect.

Governing Law

The Indenture and the senior debt securities will be governed by and construed in accordance with the laws of the State of New York.

Consent to Service of Process and Submission to Jurisdiction

Under the Indenture, we will irrevocably designate American Honda Motor Co., Inc. as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the Indenture or any senior debt securities issued thereunder brought in any federal or state court in The City of New York, New York, and we will irrevocably submit to the non-exclusive jurisdiction of those courts.

Limitation on Suits

Except for the right to institute a suit for the enforcement of the payment of principal of or interest that has become due and payable on a debt security, under the Indenture and the senior debt securities, no holder of a debt security shall have any right by virtue or availing of any provision of the Indenture to institute any proceeding against us with respect to the Indenture or the debt security or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy thereunder, unless:

•	such holder has previously given written notice to the Trustee of a continuing default with respect to the debt security;

•

the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of each affected series issued under the Indenture (treated as a single class) shall have made written request to the Trustee to institute proceedings and such holders have offered the Trustee indemnity or security (including by way of pre-funding) satisfactory to the Trustee against the costs, expenses and liabilities to be suffered or incurred;

•

the Trustee for 60 days after its receipt of such notice, request and offer of indemnity or security (including by way of pre-funding) to its satisfaction has failed to institute any such proceeding; and

•

no written direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding senior debt securities of each affected series under the Indenture (voting together as a single class).

Undertaking for Costs

The Indenture will provide that we and the Trustee agree, and each holder of a debt security by his acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under the Indenture or against the Trustee for action taken, suffered or omitted by it as Trustee (other than a suit instituted by the Trustee, a holder or group of holders holding more than 10% in aggregate principal amount of the senior debt securities, or any holder for the enforcement of the payment of the principal of or interest on any debt security on or after the due date thereof), a court may in its discretion require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess costs, including attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant.

Form, Book-entry and Transfer

Each series of senior debt securities will be issued in fully registered form without coupons. No service charge will be made for any registration of transfer or exchange of the senior debt securities, but we may require payment of a sum sufficient to cover any tax or government charge payable in connection therewith.

We will cause to be maintained offices or agencies where the senior debt securities may be presented for registration of transfer or for exchange, each, a transfer agent.

We will cause to be kept for the senior debt securities a register in which, subject to such reasonable regulations as we may prescribe, we will provide for the registration of such senior debt securities and registration of transfers of such senior debt securities. We, the Trustee and any agent of ours or the Trustee may treat the person in whose name any debt security is registered as the absolute owner of such debt security for all purposes and none of them shall be affected by any notice to the contrary. At the option of the registered holder of a debt security, subject to the restrictions contained in the senior debt securities and in the Indenture, such debt security may be transferred or exchanged for a like aggregate principal amount of debt security of the same series of different authorized denominations, upon surrender for exchange or registration of transfer, at the transfer agent’s office. Any debt security surrendered for exchange or presented for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to us and the transfer agent, duly executed by the holder thereof or its attorney duly authorized in writing. Debt securities issued upon any such transfer will be executed by us and authenticated by or on behalf of the Trustee, registered in the name of the designated transferee or transferees and delivered at the transfer agent’s office or mailed, at the request, risk and expense of, and to the address requested by, the designated transferee or transferees.

We may vary or terminate the appointment of any transfer agent, or appoint additional or other transfer agents or approve any change in the office through which any transfer agent acts. We will cause notice of any resignation, termination or appointment of a trustee or any transfer agent in respect of the senior debt securities, and of any change in the office through which any transfer agent will act, to be provided to holders of the senior debt securities.

Global Securities

The senior debt securities will be initially represented by one or more global certificates in fully registered form without interest coupons (the “global securities”). The global securities will be deposited upon issuance with a custodian for DTC and registered in the name of DTC or its nominee. Beneficial interests in the global securities may be held only through DTC (or any successor clearing system that holds global securities) and its participants, including Euroclear and Clearstream. Each of DTC, Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”) is referred to as a depositary.

Beneficial interests in the global securities will be shown on, and transfers thereof will be effected only through, records maintained by the depositaries and their participants. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Accordingly, the sole holder of the senior debt securities represented by the global securities will at all times be DTC or its nominee (or a successor of DTC or its nominee), and voting and other consensual rights of holders of the senior debt securities will be exercisable by beneficial owners of the senior debt securities only indirectly through the rules and procedures of the depositaries from time to time in effect. Beneficial interests in the global securities may not be exchanged for definitive senior debt securities except in the limited circumstances described below under “—Exchanges of Global Securities for Definitive Debt Securities.”

Conveyances of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them subject to any statutory or regulatory requirements as may be in effect from time to time.

Exchanges of Global Securities for Definitive Debt Securities

A beneficial interest in a global security may not be exchanged for a definitive debt security unless (i) DTC notifies us that it is unwilling or unable to continue as depository for such global security or has ceased to be a clearing agency registered under the Exchange Act, and a successor depositary is not appointed within 90 days or (ii) an event of default with respect to the senior debt securities has occurred and is continuing. Upon the occurrence of any such event, DTC shall instruct us to transfer the senior debt securities to such persons as notified to it by the applicable depositary or any successor clearance and settlement system as the holders of beneficial interests therein. In all cases, definitive senior debt securities delivered in exchange for any global security or beneficial interests therein will be registered in the names, and issued in approved denominations, requested by or on behalf of the applicable depositary (in accordance with its customary procedures). Any definitive debt security issued in exchange for an interest in a global security will bear a legend restricting transfers to those made in accordance with the restrictions set forth in the Indenture.

Depositary Procedures

As long as DTC or its nominee is the registered holder of global securities, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt security represented by such global securities for all purposes under the Indenture and the debt security, and, accordingly, our obligations under the senior debt securities represented by such global securities are to DTC or its nominee, as the case may be, as the registered holder of such senior debt securities, and not to the holders of beneficial interests in such senior debt securities.

Transfer of beneficial interests in the global securities will be subject to the applicable rules and procedures of the depositaries and their respective direct or indirect participants, which may change from time to time.

DTC

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among participants in deposited securities through electronic book-entry charges to accounts of its participants, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Certain of those participants (or other representatives), together with other entities, own DTC. The rules applicable to DTC and its participants are on file with the SEC.

Persons who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect DTC participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of DTC participants and indirect DTC participants. DTC has also advised that, pursuant to its established procedures, upon deposit of the global securities, DTC will credit the accounts of DTC participants designated by the initial purchasers with portions of the principal amount of such global securities and ownership of such interests in the global securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to DTC participants) or by DTC participants and indirect DTC participants (with respect to other owners of beneficial interests in the global securities).

Investors in the senior debt securities may hold their interests therein directly through DTC if they are participants in such system, or indirectly through DTC participants. All interests in a global security may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a global security to such persons will be limited to that extent. Because DTC can act only on behalf of DTC participants, which in turn act on behalf of indirect DTC participants and certain banks, the ability of a person having beneficial interests in global securities to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. See “—Global Securities—Exchanges of Global Securities for Definitive Debt Securities.”

Except as described above under “—Global Securities—Exchanges of Global Securities for Definitive Debt Securities,” owners of interests in global securities will not have senior debt securities registered in their name, will not receive physical delivery of senior debt securities and will not be considered the registered owners or holders thereof for any purpose.

Payments in respect of global securities registered in the name of DTC or its nominee will be payable by the paying agent for the relevant senior debt securities to DTC or to the order of its nominee as the registered owner of the global securities. The paying agent will treat the persons in whose names the global securities are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither we nor any agent of ours has or will have any responsibility or liability for any aspect of DTC’s records or any DTC participant’s or indirect DTC participant’s records relating to or payments made on account of beneficial ownership interests in the global securities, or for maintaining, supervising or reviewing any of DTC’s records or any DTC participant’s or indirect DTC participant’s records relating to the beneficial ownership interests in global securities or any other matter relating to the actions and practices of DTC or any of DTC participants or indirect DTC participants.

DTC has advised us that its current practice is to credit the accounts of the relevant DTC participants with a payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Payments by the DTC participants and the indirect DTC participants to the beneficial owners of senior debt securities will be governed by standing instructions and customary practices, will be the responsibility of the DTC participants or the indirect DTC participants and will not be the responsibility of DTC or us. We and the relevant paying agent may conclusively rely upon and will be protected in relying upon instructions from DTC or its nominee for all purposes.

DTC has advised that it will take any action permitted to be taken by a holder of senior debt securities only at the direction of one or more DTC participants to whose account with DTC interests in the senior debt securities are credited. However, DTC reserves the right to exchange the global securities for definitive senior debt securities and to distribute such definitive senior debt securities to DTC participants.

The information in this section concerning DTC and its book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the global securities among DTC participants, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. We will not have any responsibility for the performance by DTC, DTC participants or indirect DTC participants of their respective obligations under the rules and procedures governing their operations.

Euroclear

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV, under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation. All operations are conducted by Euroclear Bank, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not with Euroclear Clearance Systems. Euroclear Clearance Systems establishes policies for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the initial purchasers. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is licensed, regulated and examined by the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with Euroclear are governed by the terms and conditions governing use of, and the related operating procedures of, Euroclear and applicable Belgian law, which are referred to collectively as the terms and conditions. The terms and conditions govern transfers of securities and cash within Euroclear, and withdrawals of securities and cash from Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear acts under the terms and conditions only on behalf of Euroclear participants and has no record of, or relationship with, persons holding through Euroclear participants.

Clearstream

Clearstream is incorporated as a bank under Luxembourg law. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for Supervision of the Financial Sector. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. In the United States, Clearstream participants are limited to securities brokers and dealers. Clearstream participants may include the initial purchasers. Other institutions that maintain a custodial relationship with a Clearstream participant may obtain indirect access to Clearstream.

Transfers among DTC, Clearstream and Euroclear

Transfers between DTC participants will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding, directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant European depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant European depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the European depositaries.

Because of time zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a person that does not hold the senior debt securities through Euroclear or Clearstream will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

Limitation on Responsibilities

Although the foregoing sets out the procedures of the depositaries established in order to facilitate the transfer of interests in the global securities among their participants, none of the depositaries is under any obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

DTC, Euroclear and Clearstream have no knowledge of the actual beneficial owners of interests in a global security. DTC’s records reflect only the identity of the DTC participants to whose accounts those global securities are credited, which may or may not be the beneficial owners of interests in a global security. Similarly, the records of Euroclear and Clearstream reflect only the identity of the Euroclear or Clearstream participants to whose accounts global securities are credited, which also may or may not be the beneficial owners of interests in a global security. DTC, Euroclear and Clearstream participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Neither we nor any underwriters of our senior debt securities, nor any of our or their respective agents will have any responsibility for the performance by any depositary or their respective participants of their respective obligations under the rules and procedures governing their operations.

Other Clearing Systems

We may choose any other clearing system for a particular series of senior debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

TAXATION

The material Japanese tax and U.S. federal income tax consequences relating to the purchase and ownership of the senior debt securities offered by this prospectus will be set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may offer senior debt securities described in this prospectus in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	through agents;

•	by ourselves directly;

•	through one or more special purpose entities;

•	through an exchange distribution in accordance with the rules of the applicable exchange; or

•	through a combination of any of these methods of sale.

The prospectus supplement relating to an offering of senior debt securities will set forth the terms of the offering, including:

•	a description of the transaction and the senior debt securities to be offered;

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the senior debt securities and the proceeds we will receive from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the public offering price;

•	any discounts or concessions to be allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the senior debt securities may be listed.

Any public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in an offering of senior debt securities, such senior debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The senior debt securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase senior debt securities that are offered unless specified conditions are satisfied, and, unless otherwise set forth in the prospectus supplement, if the underwriters do purchase any senior debt securities, they will purchase all senior debt securities of that tranche that are offered.

In connection with underwritten offerings of senior debt securities offered by this prospectus and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of senior debt securities offered by this prospectus at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the senior debt securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities or to continue these activities if commenced.

If dealers are utilized in the sale of senior debt securities offered by this prospectus, we will sell the senior debt securities to the dealers as principals. The dealers may then resell the senior debt securities to the public at varying prices to be determined by the dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Senior debt securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of senior debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered senior debt securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of the contracts.

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements or omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries or affiliates in the ordinary course of business.

Unless otherwise specified in an applicable prospectus supplement, each series of senior debt securities offered by this prospectus will be a new issue of securities and will have no established trading market. Any underwriters to whom offered senior debt securities are sold for public offering and sale may make a market in the offered senior debt securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Senior debt securities offered by this prospectus may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for any senior debt securities offered by this prospectus.

EXPERTS

The consolidated financial statements of Honda Motor Co., Ltd. and Subsidiaries as of March 31, 2020 and 2021, and for each of the years in the three-year period ended March 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2021 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG AZSA LLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

KPMG AZSA LLC’s address is 1-2 Tsukudo-cho, Shinjuku-ku, Tokyo 162-8551, Japan.

LEGAL MATTERS

The validity of the senior debt securities with respect to United States federal law and New York State law will be passed upon for us by Sullivan & Cromwell LLP, our United States counsel, and for any underwriters, dealers or agents by Davis Polk & Wardwell LLP, United States counsel for them. Mori Hamada & Matsumoto, our Japanese counsel, will pass upon certain legal matters as to Japanese law for us.

ENFORCEMENT OF CIVIL LIABILITIES

Honda Motor Co., Ltd. is a limited liability, joint stock company incorporated in Japan. All of the members of our board of directors and executive officers (as well as certain experts named herein) are residents of countries other than the United States. Although some of our affiliates have substantial assets in the United States, substantially all of our assets and the assets of the members of our board of directors are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or the members of our board of directors or to enforce court judgments predicated upon the civil liability provisions of U.S. federal or state securities laws against us or these persons in the United States. We have been advised by our Japanese counsel, Mori Hamada & Matsumoto, that there is doubt as to the enforceability in Japan, in original actions or in actions to enforce judgments of U.S. courts brought before Japanese courts, of civil liabilities predicated solely upon U.S. federal or state securities laws.

Our agent for service of process is American Honda Motor Co., Inc.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus. We are subject to the information requirements of the Exchange Act and, in accordance with the Exchange Act, we file annual reports, special reports and other information with the SEC.

Our filings with the SEC may be obtained on the SEC’s internet site at https://www.sec.gov, which contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC.

We are currently exempt from the rules under the Exchange Act that prescribe the furnishing and content of proxy statements, and members of our board of directors, officers and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. We are not required under the Exchange Act to publish financial statements as frequently or as promptly as are U.S. companies subject to the Exchange Act. We will, however, continue to furnish our shareholders with annual reports containing audited financial statements and will issue press releases or other reports containing unaudited interim results of operations as well as such other reports as may from time to time be authorized by us or as may be otherwise required.

Our American Depositary Shares (each representing one share of Common Stock and evidenced by American Depositary Receipts) are listed on the New York Stock Exchange under the trading symbol “HMC.”

Incorporation by Reference

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

This prospectus incorporates by reference:

•	our annual report on Form 20-F for the fiscal year ended March 31, 2021 filed on June 23, 2021 (File Number 001-07628); and

•

our current report on Form 6-K, dated February 25, 2022, containing an English language translation of our quarterly securities report for the quarter ended December 31, 2021 as filed with the Financial Services Agency of Japan.

All subsequent documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering under this prospectus, shall be deemed to be incorporated by reference into this prospectus. In addition, any Form 6-K subsequently furnished to the SEC specifying that it is being incorporated by reference into this prospectus shall be deemed to be incorporated by reference. All such documents so incorporated by reference shall become a part of this prospectus on the respective dates the documents are filed or furnished with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed or furnished document which also is or is deemed to be incorporated by reference into this prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon written or oral request, we will provide without charge to each person to whom a copy of this prospectus has been delivered, a copy of any document that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these documents by writing or telephoning:

Honda Motor Co., Ltd.

1-1, Minami-Aoyama 2-chome

Minato-ku, Tokyo 107-8556

Japan

Telephone number: +81-(0)3-5412-1140

Except as described above, no other information is incorporated by reference in this prospectus, including, without limitation, information on our internet site at https://global.honda.

You may obtain a copy of any audited annual consolidated financial statements and any unaudited interim consolidated financial statements published by us subsequently to the date of this prospectus on our internet site at https://global.honda.

OUR PRINCIPAL EXECUTIVE OFFICE

Honda Motor Co., Ltd.

1-1, Minami-Aoyama 2-chome, Minato-ku

Tokyo 107-8556

Japan

TRUSTEE, PAYING AGENT,

TRANSFER AGENT AND

REGISTRAR FOR THE NOTES

The Bank of New York Mellon

240 Greenwich Street

New York, NY 10286

United States of America

OUR LEGAL ADVISORS

as to U.S. law	as to Japanese law
Sullivan & Cromwell LLP Otemachi First Square 5-1 Otemachi 1-chome Chiyoda-ku, Tokyo 100-0004 Japan	Mori Hamada & Matsumoto Marunouchi Park Building 6-1, Marunouchi 2-chome Chiyoda-ku, Tokyo 100- 8222 Japan

LEGAL ADVISORS TO THE UNDERWRITERS

as to U.S. law

Davis Polk & Wardwell LLP

Izumi Garden Tower, 33rd Floor

6-1, Roppongi 1-chome

Minato-ku, Tokyo 106-6033

Japan

INDEPENDENT AUDITORS

KPMG AZSA LLC

1-2 Tsukudo-cho

Shinjuku-ku, Tokyo 162-8551

Japan

Honda Motor Co., Ltd.

U.S.$1,000,000,000   2.271% Senior Notes due 2025

U.S.$1,000,000,000   2.534% Senior Notes due 2027

U.S.$750,000,000   2.967% Senior Notes due 2032

Joint Lead Managers and Joint Bookrunners

J.P. Morgan

BofA Securities

Citigroup

Morgan Stanley

Co-Managers

Barclays

BNP PARIBAS

Mizuho Securities

Nomura